UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12

BENSON HILL, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

June [●], 2024
To Our Stockholders:
You are cordially invited to attend the 2024 annual meeting of stockholders of Benson Hill, Inc., or our Annual Meeting, on Thursday, July 18, 2024 at 9:00 a.m. Central Time. Our Annual Meeting will be a completely virtual meeting, conducted only via live webcast at www.virtualshareholdermeeting.com/BHIL2024. There will be no physical location for our Annual Meeting. You will be able to attend and participate in our Annual Meeting online and vote your shares electronically. In addition, although the live webcast is available only to stockholders as of the record date for our Annual Meeting, following completion of our Annual Meeting, a webcast replay will be posted to the Investor Relations section of our website at https://investors.bensonhill.com.
The matters expected to be acted upon at our Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. Our Annual Meeting materials include: the Notice of Annual Meeting of Stockholders, our Proxy Statement, our Annual Report to Security Holders and a proxy card, each of which is enclosed.
Please use this opportunity to vote on the business to come before our Annual Meeting. Only stockholders of record at the close of business on June 11, 2024 may vote at our Annual Meeting and any postponements or adjournments of the meeting. All stockholders are cordially invited to participate in our Annual Meeting and any postponements or adjournments of our Annual Meeting. However, to ensure your representation at our Annual Meeting, please vote as soon as possible by using the internet or phone, as indicated in your proxy card. Alternatively, you may vote by executing a paper proxy card and submitting your vote by mail. Returning the paper proxy card or voting electronically does NOT deprive you of your right to participate in the virtual meeting and to vote your shares for the matters acted upon at our Annual Meeting.
Your vote is important. Whether or not you expect to attend and participate in our Annual Meeting, please submit your proxy electronically via the internet or by phone or by signing and dating the proxy card and returning it in the postage paid envelope provided.

Sincerely,
/s/ Adrienne Elsner
Adrienne Elsner
Chief Executive Officer and Director

BENSON HILL, INC.
1001 North Warson Road, Suite 300
St. Louis, Missouri 63132
(314) 222-8218
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Date, Time and Place:	Our Annual Meeting will be held on Thursday, July 18, 2024 at 9:00 a.m. Central Time via live webcast at www.virtualshareholdermeeting.com/BHIL2024.

Items of Business:	1.
Proposal No. 1: To elect the eight (8) nominees identified in the accompanying Proxy Statement to serve as directors for the ensuing year. We refer to this proposal as the “Director Election Proposal.”

	2.
Proposal No. 2: To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. We refer to this proposal as the “Auditor Ratification Proposal.”

	3.
Proposal No. 3: To amend our Certificate of Incorporation to effect a reverse stock split of the outstanding shares of our common stock at a ratio in the range of 1-for-10 to 1-for-50, with such ratio to be determined at the discretion of our Board of Directors. We refer to this proposal as the “Reverse Stock Split Proposal.”

	4.
Proposal No. 4: To amend our Certificate of Incorporation to provide for the exculpation of certain of our officers as permitted by Delaware law. We refer to this proposal as the “Officer Exculpation Proposal.”

	5.
Proposal No. 5: To approve the adjournment of our Annual Meeting to a later date or dates if our Board of Directors deems necessary or appropriate, including to solicit additional proxies in favor of the other proposals, We refer to this proposal as the “Adjournment Proposal.”

	6.	To transact any other business as may properly come before our Annual Meeting or any adjournment or postponement thereof.
		The text of the proposed amendments to our Certificate of Incorporation with respect to the Reverse Stock Split Proposal and the Officer Exculpation Proposal are set forth in the accompanying proxy statement and the text of such amendments are incorporated herein by reference.

Record Date:
Only stockholders of record at the close of business on June 11, 2024 are entitled to notice of, and to vote at, our Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at our Annual Meeting will be available for examination 10 days before our Annual Meeting.

Proxy Voting:
For questions regarding your stock ownership, you may contact us through our Investor Relations section of our website at https://investors.bensonhill.com or, if you are a registered holder, contact our transfer agent, Continental Stock Transfer and Trust Company, through its website at www.continentalstock.com or by phone at +1 (212) 509-4000.

June [●], 2024
By Order of the Board of Directors,
/s/ Daniel Jacobi
Daniel Jacobi
Chair of the Board

BENSON HILL, INC.

i

BENSON HILL, INC.
PROXY STATEMENT FOR OUR 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, JULY 18, 2024
JUNE [●], 2024
INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the Board of Directors of Benson Hill, Inc. for use at Benson Hill’s 2024 Annual Meeting of Stockholders to be held on Thursday, July 18, 2024 at 9:00 a.m. Central Time via live webcast at www.virtualshareholdermeeting.com/BHIL2024 (the “Annual Meeting” or “meeting”), and any adjournment or postponement thereof. References in this Proxy Statement, or Proxy Statement, to “we,” “us,” “our,” “our Company” or “Benson Hill” refer to Benson Hill, Inc.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON THURSDAY, JULY 18, 2024
This Proxy Statement and the enclosed proxy card, as well as our Annual Report to Security Holders for the fiscal year ended December 31, 2023, are first being mailed to our stockholders on or about June [●], 2024. In accordance with the rules of the Securities and Exchange Commission, we are advising our stockholders of the availability on the internet of our proxy materials related to our forthcoming annual meeting. Because we have elected to utilize the “full-set delivery” option, we are delivering to all stockholders paper copies of all of the proxy materials, as well as providing access to those proxy materials on a publicly accessible website. This Proxy Statement and our Annual Report to Security Holders for the fiscal year ended December 31, 2023, are available to holders of our common stock at www.proxyvote.com.
QUESTIONS AND ANSWERS ABOUT OUR MEETING

Q:	What is the purpose of the meeting?
A:	At our meeting, stockholders will act upon the proposals described in the Notice of Meeting and this Proxy Statement.

Q:	What proposals are scheduled to be voted on at the meeting?
A:	Stockholders will be asked to vote on the following proposals at our meeting:
1.
The election of eight (8) directors identified in this Proxy Statement to serve for a one-year term or until each such director’s successor is duly elected and qualified or until each such director’s earlier death, resignation, disqualification or removal. We refer to this proposal as the “Director Election Proposal.”

	2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. We refer to this proposal as the “Auditor Ratification Proposal.”
	3.	The amendment of the Company’s Certificate of Incorporation to effect a reverse stock split of the outstanding shares of our common stock at a ratio in the range of 1-for-10 to 1-for-50, with such ratio to be determined at the discretion of our Board of Directors. We refer to this proposal as the “Reverse Stock Split Proposal.”
	4.	The amendment of the Company’s Certificate of Incorporation to provide for the exculpation of certain of our officers as permitted by Delaware law. We refer to this proposal as the “Officer Exculpation Proposal.”
	5.	The adjournment of the Annual Meeting to a later date or dates if our Board of Directors deems it necessary or appropriate, including to solicit additional proxies in favor of the other proposals. We refer to this proposal as the “Adjournment Proposal.”
	6.	To transact any other business as may properly come before our Annual Meeting or any adjournment or postponement thereof.

Q:	Could matters other than Proposal Nos. One, Two, Three, Four and Five be decided at the meeting?
A:
Our second amended and restated bylaws, or Bylaws, require that we receive advance notice of any proposal to be brought before the meeting by stockholders of Benson Hill, and we have not received notice of any such proposals. If any other matters are properly presented at the Annual Meeting, your proxy authorizes the proxy holders appointed by our Board of Directors to vote on those matters for you in their discretion.

Q:	How does the Board of Directors recommend I vote on these proposals?
A:	Our Board of Directors recommends that you vote your shares:
	●	“FOR ALL” the nominees to the Board of Directors (Proposal No. One);
	●	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal No. Two);
	●	“FOR” the amendment of our Certificate of Incorporation to effect a reverse stock split (Proposal No. Three);
	●	“FOR” the amendment of our Certificate of Incorporation to provide for officer exculpation as permitted by Delaware law (Proposal No. Four); and
●
“FOR” the adjournment of the Annual Meeting to a later date or dates if our Board of Directors deems it necessary or appropriate, including to solicit additional proxies in favor of the other proposals (Proposal No. Five).

Q:	Who may vote at the Annual Meeting?
A:
Stockholders of record as of the close of business on June 11, 2024, or the Record Date, are entitled to receive notice of, to attend and participate, and to vote at our Annual Meeting. At the close of business on the Record Date, there were [●] shares of our common stock (“Common Stock”) outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and these proxy materials were sent directly to you.

Beneficial Owner of Shares Held in Street Name: Shares Registered in the Name of a Broker or Nominee

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and these proxy materials were forwarded to you by that organization. Please refer to the voting instructions provided by your nominee to vote your shares. You will need your unique 16-digit voting control number, which can be found on the email or voting instruction form provided by your broker, bank or other holder of record. Proxies submitted by internet or phone must be received by 11:59 p.m. Eastern Time, on Wednesday, July 17, 2024. You may also vote your shares during our Annual Meeting. To do so, visit www.virtualshareholdermeeting.com/BHIL2024 and have your unique 16-digit voting control number available.

Q:	How do I vote?
A.	You may vote by submitting a proxy with your voting instructions by mail or by following any alternative voting procedure (such as phone or internet voting) described on your proxy card. To use an alternative voting procedure, follow the instructions provided under “IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON THURSDAY, JULY 18, 2024” above and/or the proxy card provided with this Proxy Statement. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may:
	●	vote by phone or through the internet—in order to do so, please follow the instructions shown on your proxy card;
	●	vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the meeting in the pre-paid envelope provided; or
●
vote in person at our Annual Meeting virtually—you may virtually attend and participate in our Annual Meeting online at www.virtualshareholdermeeting.com/BHIL2024 and vote your shares electronically before the polls close during the Annual Meeting. To participate and vote in our Annual Meeting, you will need the control number included on your proxy card.

Votes submitted by phone or through the internet must be received by 11:59 p.m. Eastern Time, on Wednesday, July 17, 2024. Submitting your proxy, whether by phone, through the internet or by mail if you request or received a paper proxy card, will not affect your right to vote in person should you decide to attend and participate in the meeting virtually.

Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee

If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to vote your shares. You will need your unique 16-digit voting control number, which can be found on the email or voting instruction form provided by your broker, bank, trustee or other holder of record. Proxies submitted by internet or phone must be received by 11:59 p.m. Eastern Time, on Wednesday, July 17, 2024. You may also vote your shares during our Annual Meeting. To do so, visit www.virtualshareholdermeeting.com/BHIL2024 and have your unique 16-digit voting control number available.

Your vote is important. Whether or not you plan to participate in our Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

Q:	How do I vote by internet or phone?
A.	If you wish to vote by internet or phone, you may do so by following the voting instructions included on your proxy card. Please have each proxy card you received in hand when you vote over the internet or by phone as you will need information specified therein to submit your vote. The giving of a phone or internet proxy will not affect your right to vote in person (as detailed above) should you decide to attend and participate in our Annual Meeting virtually.

The phone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

Q:	What shares can I vote?
A:	Each share of our Common Stock issued and outstanding as of the close of business on June 11, 2024 is entitled to vote on all items being voted on at our Annual Meeting. You may vote all shares of our Common Stock owned by you as of June 11, 2024, including shares held directly in your name as the stockholder of record, and shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee.

Q:	How many votes am I entitled to per share?
A:	Each holder of a share of our Common Stock is entitled to one vote for each share of our Common Stock held as of the Record Date.

Q:	What is the quorum requirement for the meeting?
A:
The holders of a majority of the aggregate voting power of the shares of our Common Stock issued and outstanding and entitled to vote at our Annual Meeting must be present in person or represented by proxy at our Annual Meeting in order to hold the Annual Meeting and conduct business at our Annual Meeting. This presence is called a quorum. Your shares are counted as present at our Annual Meeting if you are present and vote at our Annual Meeting or if you have properly submitted a proxy.

Q:	How are abstentions and broker non-votes treated for purposes of a quorum?
A:	Abstentions (i.e., shares present at our Annual Meeting and marked “ABSTAIN”) are deemed to be shares presented or represented by proxy and entitled to vote, and are counted for purposes of determining whether a quorum is present.

A broker non-vote occurs when the beneficial owner of shares fails to provide the broker, bank, trustee or other nominee that holds the shares with specific instructions on how to vote on any “non-routine” matters brought to a vote at our Annual Meeting. In this situation, the broker, bank, trustee or other nominee will not vote on the “non-routine” matters. Broker non-votes are counted for purposes of determining whether a quorum is present.

Q:	What is the vote required for each proposal?
A:	The votes required to approve each proposal are as follows:
●
Director Election Proposal: The vote required for election of a director by the stockholders at an annual meeting shall, except in a contested election, be the affirmative vote of a majority of the votes cast in favor or against the election of a nominee at the Annual Meeting. This is an uncontested election of directors because the number of nominees for director does not exceed the number of directors to be elected. Therefore, an individual nominated for election to our Board of Directors at our Annual Meeting will be elected to our Board of Directors if the votes cast “FOR” the nominee’s election exceed the votes cast “AGAINST” the nominee’s election.

In accordance with our Corporate Governance Guidelines, an incumbent director must offer to resign from our Board of Directors immediately following the certification of the stockholder vote relating to such director’s election if he or she fails to receive the number of votes required for re-election. Within 90 days after the certification of the election results, the remaining members of our Board of Directors shall, taking into account the recommendation of our Sustainability and Governance Committee, and excluding the director nominee in question, determine whether to accept such resignation and publicly disclose the results of such determination.
●
Auditor Ratification Proposal: Approval requires the affirmative vote of a majority of the shares present in person, by remote communication, or represented by proxy at our Annual Meeting and entitled to vote on the matter.

● Reverse Stock Split Proposal: Approval requires that the votes cast for the amendment exceed the votes cast against the amendment.
● Officer Exculpation Proposal: Approval requires the affirmative vote of a majority of the outstanding shares of the Company.
●
Adjournment Proposal: Approval requires the affirmative vote of a majority of the shares present in person, by remote communication, or represented by proxy at our Annual Meeting and entitled to vote on the matter.

Q:	How are abstentions and broker non-votes treated for purposes of the proposals?
A:	● For the Director Election Proposal, abstentions and broker non-votes are not treated as votes cast and, therefore, will have no effect on the outcome of the vote.
● For the Auditor Ratification Proposal, abstentions and broker non-votes are treated as shares present and entitled to vote on the matter and, therefore, will have the same effect as a vote “AGAINST” the proposal.
● For the Reverse Stock Split Proposal, abstentions and broker non-votes are not treated as votes cast and, therefore, will have no effect on the outcome of the vote.
● For the Officer Exculpation Proposal, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the proposal.
● For the Adjournment Proposal, abstentions will have the same effect as a vote “AGAINST” the proposal and broker non-votes, which are not entitled to vote on the matter, will have no effect on the outcome of the vote.

Q:	Can a broker vote my shares without my instruction?
A:
If you are a beneficial holder, brokers, banks, trustees and other nominees will be entitled to vote your shares on “routine” matters without instructions from you. We believe that the Auditor Ratification Proposal and the Reverse Stock Split Proposal would be considered “routine” matters under applicable rules, and therefore your broker, bank, trustee or other nominee will have discretion to vote your shares on these matters in the absence of timely direction from you. However, we understand that certain brokers, banks, trustees or other nominees have elected not to vote even on “routine” matters without your voting instructions. Accordingly, we urge you to direct your brokers or banks how to vote your shares by returning your voting materials as instructed or by obtaining a proxy from your brokers or banks in order to vote your shares in person at the Annual Meeting. Broker non-votes count for purposes of determining whether a quorum is present.

This year, we believe that the Director Election Proposal, the Officer Exculpation Proposal and the Adjournment Proposal would be “non-routine” matters. Accordingly, we encourage you to provide voting instructions to your broker, bank, trustee or other nominee whether or not you plan to attend our Annual Meeting.

Q:	If I submit a proxy, how will it be voted?
A:
When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at our Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in the Proxy Statement are properly presented at our Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. The persons named as the proxy holders, Adrienne Elsner and Daniel J. Cosgrove, were selected by our Board of Directors. Ms. Elsner is the Chief Executive Officer and a director of Benson Hill, and Mr. Cosgrove is the Chief Administrative Officer and General Counsel of Benson Hill. If our Annual Meeting is postponed or adjourned, the proxy holders can vote your shares at the adjourned meeting as well, unless you have revoked your proxy or proxy instructions, as described below under “Can I change my vote or revoke my proxy?”

Q:	What should I do if I get more than one proxy or voting instruction card?
A:	Stockholders may receive more than one set of voting materials, including multiple copies of the proxy materials, proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to our Annual Meeting to ensure that all of your shares are voted and counted.

Q:	Can I change my vote or revoke my proxy?
A:	You may change your vote or revoke your proxy at any time prior to the taking of the vote or the polls closing at our Annual Meeting.

If you are the stockholder of record, you may change your vote or revoke your proxy by:
● granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);
● providing a written notice of revocation to our Corporate Secretary at Benson Hill, Inc., 1001 North Warson Road, Suite 300, St. Louis, Missouri 63132, prior to your shares being voted; or
●
participating in our Annual Meeting and voting electronically online at www.virtualshareholdermeeting.com/BHIL2024. Presence alone at our Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically vote during the meeting online at www.virtualshareholdermeeting.com/BHIL2024.

Please note, however, that if your shares are held of record by a broker, bank, trustee or other nominee and you wish to change your vote or revoke your proxy, you must contact that firm to revoke any prior voting instructions.

Q:	How can I attend the Annual Meeting in person?
A:
There is no physical location for our Annual Meeting. You are invited to attend our Annual Meeting by participating online if you are a stockholder of record or a street name stockholder as of June 11, 2024, the Record Date. See, “How can I participate in the Annual Meeting?” below for more details. Please be aware that participating in our Annual Meeting will not, by itself, revoke a proxy. See, “Can I change my vote or revoke my proxy?” above for more details.

Q.	How can I participate in the Annual Meeting?
A:
Our Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend and participate in our Annual Meeting online by visiting www.virtualshareholdermeeting.com/BHIL2024, entering your name, email address and the 16-digit control number found on your proxy card or voter instruction form. You will also be able to vote your shares electronically at our Annual Meeting. To participate and vote in the Annual Meeting, you will need the 16-digit control number included on your proxy card or voter instruction form.

Our Annual Meeting webcast will begin promptly at 9:00 a.m. Central Time. We encourage you to access our Annual Meeting prior to the start time. Online check-in will begin at 8:45 a.m. Central Time, and you should allow ample time for the check-in procedures. We plan to have a webcast replay which will be posted to the Investor Relations section of our website located at https://investors.bensonhill.com.

Q:	What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
A:
If you encounter any technical difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number posted on the virtual meting platform login page at www.virtualshareholdermeeting.com/BHIL2024. Technical support will be available starting at 8:45 a.m. Central Time on Thursday, July 18, 2024.

Q:	Why is the Annual Meeting being held only online?
A:	A virtual Annual Meeting provides expanded access and greater participation from any location around the world, improved communication and cost savings for our stockholders and our Company.

Q:	Is there a list of stockholders entitled to vote at the Annual Meeting?
A:
The names of stockholders of record entitled to vote will be available for inspection by stockholders of record for ten days prior to our Annual Meeting. If you are a stockholder of record and want to inspect the stockholder list, please send a written request to our Corporate Secretary by email at legal@bensonhill.com to arrange for electronic access to the stockholders list.

Q:	Who will tabulate the votes?
A:	A representative of our Company will serve as the Inspector of Elections and will tabulate the votes at our Annual Meeting.

Q:	Where can I find the voting results of the Annual Meeting?
A:	We will announce preliminary voting results at our Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four (4) business days after our Annual Meeting.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those stockholders. This process is commonly referred to as “householding.”

Brokers with account holders who are Benson Hill stockholders may be householding our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank, trustee or nominee that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker, bank, trustee, nominee or Benson Hill that you no longer wish to participate in householding.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement and Annual Report to Security Holders, you may (1) notify your broker, bank, trustee or nominee, (2) direct your written request to: Investor Relations, Benson Hill, Inc., 1001 North Warson Road, Suite 300, St. Louis, Missouri 63132, or (3) contact our Investor Relations department by email at investors@bensonhill.com. Stockholders who receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their broker, bank, trustee or nominee. In addition, we will promptly deliver, upon written or oral request to the address or email address above, a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Q:	What if I have questions about my Benson Hill shares or need to change my mailing address?
A:
You may contact our transfer agent, Continental Stock Transfer & Trust Company, by phone at +1 (212) 509-4000, through its website at www.continentalstock.com or by U.S. mail at 1 State Street, 30th Floor, New York, New York 10004, if you have questions about your Benson Hill shares or need to change your mailing address.

Q:	Who is soliciting my proxy and paying for the expense of solicitation?
A:
The proxy for the Annual Meeting is being solicited on behalf of our Board of Directors. We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by phone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. We have engaged Morrow Sodali LLC as our proxy solicitor to assist in the solicitation of proxies and provide related advice and information support, for a services fee and the reimbursement of customary disbursements, which we currently do not expect to exceed $17,000 in total. If you choose to access the proxy materials or vote via the internet or by phone, you are responsible for any internet access or phone charges you may incur.

Q:	What are the requirements to propose actions to be included in our proxy materials for next year’s annual meeting of stockholders, or our 2025 Annual Meeting, or for consideration at our 2025 Annual Meeting?
A:	Requirements for Stockholder Proposals to be considered for inclusion in our proxy materials for our 2025 Annual Meeting:

Our Bylaws provide that stockholders may present proposals for inclusion in our Proxy Statement by submitting their proposals in writing to the attention of our Corporate Secretary at our principal executive office located at 1001 North Warson Road, Suite 300, St. Louis, Missouri 63132. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and related SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. To be included in the Proxy Statement for our 2025 Annual Meeting, stockholder proposals must be received by our Corporate Secretary no later than February [●], 2025, and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

Requirements for Stockholder Proposals to be presented at our 2025 Annual Meeting:

Our Bylaws provide that stockholders may present proposals to be considered at an annual meeting by providing timely notice to our Corporate Secretary at our principal executive office. To be timely for our 2025 Annual Meeting, our Corporate Secretary must receive the written notice at our principal executive office:

● not earlier than the close of business on March 20, 2025, and
● not later than the close of business on April 19, 2025.

If we hold our 2025 annual meeting of stockholders more than 30 days before or more than 60 days after July 18, 2025 (the one year anniversary date of our 2024 Annual Meeting), then notice of a stockholder proposal that is not intended to be included in our Proxy Statement must be received by our Corporate Secretary at our principal executive office:
● not earlier than the close of business on the 120th day prior to such annual meeting, and
● not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made.

A stockholder’s notice to the Corporate Secretary must set forth the information required by our Bylaws for each matter the stockholder proposes to bring before our annual meeting. If a stockholder who has notified Benson Hill of such stockholder’s intention to present a proposal at an annual meeting does not appear to present such stockholder’s proposal at such meeting, Benson Hill does not need to present the proposal for vote at such meeting.
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
We have a strong commitment to good corporate governance practices. These practices provide an important framework within which our Board of Directors, its committees and our management can pursue our strategic objectives to promote the interests of our stockholders.
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions and other policies for the governance of our Company. Our Corporate Governance Guidelines are available without charge on the Investor Relations section of our website located at https://investors.bensonhill.com by clicking on “Governance Documents” in the “Governance” section of our website. Our Corporate Governance Guidelines are subject to modification from time to time by our Board of Directors pursuant to the recommendations of our Sustainability and Governance Committee.

Board Leadership Structure; Chairperson and Lead Director
Daniel Jacobi, one of our independent directors, is the Chair of our Board of Directors. Our Corporate Governance Guidelines provide that our Board of Directors shall be free to choose its Chair in any way that it considers in the best interests of our Company. In addition, our Corporate Governance Guidelines provide that, when the Chair of our Board of Directors is a member of our Company management or does not otherwise qualify as independent, our independent directors will also elect, annually, an independent director as the Lead Director of our Board. The independent members of our Board of Directors also meet in executive session without management, which provides our Board of Directors with the benefit of having the perspective of independent directors.
Our Board of Directors believes that the current formation of our Board of Directors is the best leadership structure for us at the current time and is in the best interests of our Company and stockholders.
Our Board of Directors’ Role in Risk Oversight
One of the key functions of our Board of Directors is informed oversight of our risk management process. It administers this oversight function directly through our Board of Directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. Areas of focus include economic, operational, financial (accounting, credit, investment, liquidity and tax), competitive, legal, technical, scientific, regulatory, cybersecurity, privacy, compliance and reputational risks. The risk oversight responsibility of our Board of Directors and its committees is supported by our management reporting processes, which are designed to provide visibility to our Board of Directors and to our personnel who are responsible for risk assessment and information about the identification, assessment and management of critical risks, and our management’s risk mitigation strategies.
Our Audit and Risk Committee assists our Board of Directors in its oversight of enterprise risks, including technical and scientific risks, and assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management. Our Audit and Risk Committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management, such as major risk exposures related to tax matters, litigation, financial instruments and information security (including cybersecurity), technology and scientific risks. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Sustainability and Governance Committee assesses risks related to our corporate governance practices, the independence of our Board of Directors and monitors the effectiveness of our corporate governance guidelines.
We believe this division of responsibilities is an effective approach for addressing the risks we face and that our Board of Directors leadership structure supports this approach.
Director Independence
Our Board of Directors has determined that, with the exceptions of Ms. Elsner and Ms. Brunts, (i) each of the members of our Board of Directors is “independent,” and (ii) our Board of Directors consists of a majority of “independent directors,” as those terms are defined under the current NYSE listing standards and SEC rules and regulations. Our Board of Directors has also determined that all members of our Audit and Risk Committee, Compensation Committee and Sustainability and Governance Committee are independent, and satisfy the relevant NYSE and SEC independence requirements for such committees. In making these determinations about the independence of our directors, our Board of Directors considered the relationships that each director has with Benson Hill and our management and all other facts and circumstances our Board of Directors deemed relevant in determining independence.

With respect to Mr. Dolezalek, this determination included consideration of his current employment at Grosvenor Food & AgTech, previously called Wheatsheaf Group, LLC, which through its wholly-owned subsidiary, Wheatsheaf Group U.S. Inc., participated in our March 2022 PIPE transaction and which, as of June 11, 2024, beneficially owned approximately 5.5% of our Common Stock. With respect to Ms. Montgomery, this determination included consideration of her current employment as the Acting Chief Executive Officer and Executive Chairperson of New AeroFarms, a portfolio company of Grosvenor Food & AgTech, and her role as a Venture Partner (independent contractor) with Grosvenor Food & AgTech. With respect to Mr. Rohr, this determination included consideration of his previous employment at Magnetar Capital, and the participation in our March 2022 PIPE transaction by affiliates of Magnetar Capital.
In addition, Audit and Risk Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an Audit and Risk Committee of a listed company may not, other than in such member’s capacity as a member of our Audit and Risk Committee, our Board of Directors or any other committee thereof, (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.
Committees of Our Board of Directors
Our Board of Directors has established an Audit and Risk Committee, a Compensation Committee, and a Sustainability and Governance Committee. In addition to these standing committees, our Board of Directors forms ad hoc committees to address various matters from time to time. The composition and responsibilities of each standing committee are described below. Each of our standing committees has a written charter approved by our Board of Directors. Copies of the charters for each standing committee are available on the Investor Relations section of our website located at https://investors.bensonhill.com by clicking on “Governance Documents” in the “Governance” section of our website. Members serve on these committees until (i) they resign from their respective committee, (ii) they no longer serve as a director or (iii) as otherwise determined by our Board of Directors.
Audit and Risk Committee
Our Audit and Risk Committee consists of David J. Lee, who serves as Chair, Richard Mack and Craig Rohr. Our Board of Directors has determined that Mr. Jacobi, Mr. Lee, Mr. Mack, Ms. Montgomery and Mr. Rohr each meet the requirements for independence and financial literacy under the current NYSE listing standards and SEC rules and regulations. In addition, our Board of Directors has determined that Mr. Lee, Mr. Mack and Ms. Montgomery each qualify as an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K promulgated under the Securities Act of 1933, as amended, or the Securities Act (though Ms. Montgomery does not serve on our Audit and Risk Committee). This designation does not impose any duties, obligations, or liabilities that are greater than are generally imposed on members of our Audit and Risk Committee and our Board of Directors. Our Audit and Risk Committee is responsible for, among other things, assisting our Board of Directors in its oversight of:

●	the quality and integrity of our financial statements;
●	our compliance with regulatory requirements;
●	our independent registered public accounting firm’s qualifications and independence;
●	the performance of our internal audit function; and
●	the performance of our independent registered public accounting firm.

Our Audit and Risk Committee operates under a written charter, which satisfies applicable NYSE listing standards and SEC rules, and is available on our website at www.bensonhill.com.
Compensation Committee
Our Compensation Committee consists of Linda Whitley-Taylor, who serves as Chair, J. Stephan Dolezalek and Richard Mack. Our Board of Directors has determined that the composition of our Compensation Committee meets the requirements for independence under the current NYSE listing standards and SEC rules and regulations. Each member of the committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our Compensation Committee is responsible for, among other things:

●	reviewing, approving and determining, the compensation program and compensation of our executive officers;
●	monitoring our incentive and equity-based compensation plans; and
●	reviewing and approving the creation or revision of any clawback policy allowing us to recoup compensation paid to current and former employees;
●	reviewing our compensation policies for elements of risk; and
●	preparing any required Compensation Committee report.
Our Compensation Committee operates under a written charter, which satisfies applicable NYSE listing standards and SEC rules, and is available on our website at www.bensonhill.com.
Independent Compensation Consultant
Since 2021, our Compensation Committee has engaged the services of Aon Consulting Inc. (“Aon”), a compensation consulting firm, to provide advice with respect to, among other things, the amount and types of compensation that we provide to our executives and directors, our compensation philosophy and how our compensation practices compare to the compensation practices of peer companies. Aon does not perform any other work for our Company. Aon reports directly to the Compensation Committee Chair and takes direction from the Compensation Committee. The Compensation Committee has assessed the independence of Aon pursuant to SEC rules and applicable stock exchange listing standards and determined that the work provided by Aon did not raise any conflicts of interest.
Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee is or has been a former or current executive officer or employee of our Company. During 2023, no member of our Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related party transactions. None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Sustainability and Governance Committee
Our Sustainability and Governance Committee consists of Molly Montgomery, who serves as Chair, J. Stephan Dolezalek and Daniel Jacobi. Our Sustainability and Governance Committee is responsible for, among other things:

●	identifying individuals qualified to become new board of director members, consistent with criteria approved by our Board of Directors;
●
reviewing the qualifications of incumbent directors to determine whether to recommend them to re-election and selecting, or recommending that our Board of Directors select, the director nominees for the next annual meeting of stockholders;

●	identifying members of our Board of Directors qualified to fill vacancies on any Board of Directors committee and recommending that our Board of Directors appoint the identified member or members to the applicable committee;
●	reviewing and recommending to our Board of Directors corporate governance principles applicable to our Company;
●	overseeing our Company’s environmental and social capital policies and initiatives;

●	handling such other matters that are specifically delegated to the committee by our Board of Directors from time to time; and
●	overseeing our environmental, social and governance (“ESG”) matters, including environmental sustainability (climate, water and biodiversity) and social capital (supply chain diversity, human rights, community relations and philanthropy) matters, risks and opportunities associated with each, and periodically reviewing our Company’s ESG strategy, goals, policies and procedures.
Our Sustainability and Governance Committee operates under a written charter, which satisfies applicable NYSE listing standards and SEC rules, and is available on our website at www.bensonhill.com.
Corporate Governance Highlights
Our Board of Directors and its standing committees have taken various steps to promote good corporate governance, including without limitation the following:

●
Insider Trading Policy—We have adopted an insider trading policy that, among other things, governs the acquisitions and dispositions of our securities by our directors, officers, and employees, as well as agents, consultants, and contractors of our Company.

●	Anti-Hedging Policy—Our insider trading policy includes a prohibition against the hedging of our stock by persons subject to the policy.
●
Anti-Pledging and Margin Account Policy—Our insider trading policy includes a prohibition against holding our securities in a margin account or pledging our securities as collateral for a loan by persons subject to the policy.

●	No Repricing of Stock Options—Our 2021 Omnibus Incentive Plan prohibits the repricing of stock options or other equity awards without the consent of our stockholders.
●
Clawback Policy—We have adopted a clawback policy that, among other things, sets forth procedures for the recoupment of erroneously awarded executive compensation in compliance with Rule 10D-1 of the Exchange Act.

●	Independent Compensation Committee—Our Compensation Committee is comprised exclusively of independent directors.

●
Independent Consultants—The independent consultants who provide benchmarking data with respect to our named executive officers do not provide services to us other than at the direction of our Compensation Committee.

●	Code of Conduct and Ethics—We have adopted a Code of Conduct and Ethics that applies to all of our directors, officers, and employees, which is available on our website at www.bensonhill.com.
Board and Committee Meetings and Attendance
Our Board of Directors and its standing committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. From January 1, 2023 through December 31, 2023, our Board of Directors met sixteen (16) times; our Audit and Risk Committee met fifteen (15) times; our Compensation Committee met eleven (11) times; and our Sustainability and Governance Committee met nine (9) times.
From January 1, 2023 through December 31, 2023, each member of our Board of Directors attended at least 85% of the aggregate of all meetings of our Board of Directors and Committee meetings on which such member served that were held during the period in which such director served.
Board Attendance at Annual Meeting of Stockholders
Our policy is to invite and encourage each member of our Board of Directors to be present at our annual meetings of stockholders and each of our directors attended our 2023 annual meeting of stockholders.
Communication with Directors
Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of our Board of Directors or a specific member of our Board of Directors (including our Chair) may do so by letters addressed to the attention of our Corporate Secretary.
All communications are reviewed by our Corporate Secretary and provided to the members of our Board of Directors as appropriate. Unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our Board of Directors will not be provided to directors.
The address for these communications is:
Benson Hill, Inc.
1001 North Warson Road, Suite 300
St. Louis, Missouri 63132
Attn: Corporate Secretary
Code of Conduct and Ethics
We have adopted a Code of Conduct and Ethics that applies to all of our directors, officers and employees, and is available on our website at www.bensonhill.com.
Environmental, Social and Governance Matters
Environmental and social impact strategy guides our work and is a competitive advantage that helps to inform decisions and work across our company. We believe our ESG strategy is fundamental to achieving our vision and long-term profitability. We are striving to optimize the environmental impact of our operations and keep with best practice on environmental and social responsibilities. Leveraging our CropOS® technology platform, we recognize the greatest potential for impact is through our product development process of designing seeds, ingredients, and food that generates social and environmental benefit throughout the food value chain for all stakeholders from farm, processing, and food manufacturing to the consumer.
On the farm, we promote agronomic practices under the umbrella of regenerative agriculture that support both nutritional density of crops and improve soil health. This strategy offers the potential to reduce inputs, reduce greenhouse gas emissions and improve farm profitability. We leverage industry partnerships and agronomic data collection and analysis to promote practices that deliver financial and environmental value.
Driven by growing consumer demand and climate-related risks, many manufacturers have set ESG measurement and reporting programs, such as reporting on their own greenhouse gas (“GHG”) emission production. Benson Hill is positioned to assist in meeting feed and food manufacturers’ goals of reducing GHG emissions in their scope 3 supply chains by developing genetic innovations/seed innovations with reduced environmental impact. For example, Benson Hill has conducted an independent consultant led life cycle assessment of an ingredient derived from our Ultra High Protein soybeans, and results showed a significant reduction in required GHG emissions and water use due to the reduction, or elimination, of a protein-concentration processing step that is used to create commodity soy protein concentrate today. The reduction or elimination of this concentration step is possible due to the high protein in the soybeans before processing, leading to a high protein ingredient with less processing. We believe this reduction in GHG emissions and water, among other environmental impact indicators, will support downstream ESG objectives.
We continue to mature our stakeholder engagement strategy, executing dialogue and feedback processes allowing us to deliver products that hold financial, environmental and societal value. We continue to leverage industry tools to benchmark and evaluate our impact on the food industry, such as environmental assessments, governance policies, human capital best practices, and others. As our capabilities evolve, we intend to provide publicly reported metrics to address ESG frameworks.
Human Capital Management
Our employees are critical to our success. As of June 11, 2024, we employed approximately 158 full-time employees. None of our team members are either represented by a labor union or subject to a collective bargaining agreement. The majority of our team members are highly skilled and educated with expertise in a range of disciplines, including technology development, biology, agronomics, agribusiness, ingredients manufacturing, process development, and other subjects relevant to our operations. Approximately 109 team members are dedicated to our product and platform development. This team has technical expertise in disciplines including but not limited to genomics, data science, machine learning, artificial intelligence, software engineering, mathematics, genome engineering, molecular biology, biochemistry, plant genetics, plant physiology and plant breeding. We have an experienced leadership team, having been involved in numerous technology, agriculture, ingredient and food businesses, and many of our team members have prior experiences working in related technology and business fields.
Talent Acquisition, Engagement, Development and Retention
As an emerging company, we rely on the success of our recruitment efforts to attract highly skilled and educated people who think more innovatively, boldly and transparently. We employ diverse candidate outreach efforts and are inclusive in our hiring practices, focusing on the best talent for the role, and welcoming all genders, nationalities, ethnicities, abilities and other dimensions of diversity.
Together with our team members, we foster an entrepreneurial environment where team members are viewed as collective authors of our culture. We aim to provide advanced professional and development opportunities so that they can perform effectively in their roles and build their capabilities and career prospects for the future. Our organizational values – Be Bold, Be Inspired, Be Real – serve as the cornerstone for talent programs that cultivate ingenuity, an active learning mindset, candor and accountability. We believe an aligned cultural effort around hiring, talent management, team member development and leadership behaviors will result in positive impacts on both retention and overall employee engagement.
Diversity, Equity and Inclusion
We firmly believe in a culture that empowers continuous growth and agile achievement of bold outcomes, with the belief that the inclusion of people and their ideas inspire the greatest form of innovation. Focused on diversity, equity and inclusion, these efforts are intended to spur innovation, create healthy and high-performing teams and deliver superior customer experiences. We aim to provide equal opportunity for all employees and we believe no employee should be discriminated against due to race, color, religion, gender, gender identity, gender expression, sexual orientation, ancestry, national origin, age, marital or veteran status, or disability. We have developed processes and internal programs, such as employee-led councils, which have built an awareness and appreciation of individual differences and promote working together and re-thinking how we do business within our Company, with our partners and across the supply chain. As we work to develop teams that are grounded in a spirit of diversity, equity and inclusion, our goal is a workplace that is not just productive, but one of mutual respect and authenticity where team members thrive both professionally and personally.
NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to our Board of Directors
Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of our Sustainability and Governance Committee in accordance with its charter, our Second Amended and Restated Certificate of Incorporation, or Certificate of Incorporation, our Bylaws, our Corporate Governance Guidelines, and the criteria approved by our Board of Directors regarding director candidate qualifications. In recommending candidates for nomination, our Sustainability and Governance Committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates.
Additional information regarding the process for properly submitting stockholder nominations for candidates for nomination to our Board of Directors is set forth under “Requirements for Stockholder Proposals to be considered for inclusion in our proxy materials for our 2025 Annual Meeting” and “Requirements for Stockholder Proposals to be presented at our 2025 Annual Meeting.”
Director Qualifications
With the goal of developing a diverse, experienced and highly qualified Board of Directors, our Sustainability and Governance Committee is responsible for developing and recommending to our Board of Directors the desired qualifications, expertise and characteristics of members of our Board of Directors.
Because the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our Board of Directors from time to time, our Board of Directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NYSE listing standards and the provisions of our Certificate of Incorporation and Bylaws, our Corporate Governance Guidelines and the charters of the committees of our Board of Directors. When considering nominees, our Sustainability and Governance Committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of our Board of Directors in the context of its existing composition. Our Board of Directors does not have a formal policy with respect to diversity and inclusion; however, it affirms the value placed on diversity within our Company. Through the nomination process, our Sustainability and Governance Committee seeks to promote Board of Directors membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to our Board of Directors’ overall effectiveness. Further, our Board of Directors is committed to actively seeking highly qualified women and individuals from minority groups to include in the pool from which new candidates are selected. The brief biographical description of each director and nominee for director set forth in the Director Election Proposal below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board of Directors at this time.
PROPOSAL NO. ONE: ELECTION OF DIRECTORS
The size of our Board of Directors is currently set at nine. Mr. Lee has informed us that he will not stand for re-election at our Annual Meeting. Our Board of Directors has not nominated a candidate to fill this vacancy. Consistent with its charter and past practice, our Sustainability and Governance Committee is currently considering whether to recommend that the Board fill such vacancy, reduce the size of our Board of Directors, or take other action with respect to the size of our Board of Directors. As a result, there are eight nominees for election as directors at our Annual Meeting, and we currently expect there will be a vacancy on the Board following the Annual Meeting. Proxies cannot be voted for a greater number of persons than the eight named in this Proxy Statement. Stockholders may not cumulate votes for the election of directors.
Other than Mr. Lee, all of our current directors will stand for re-election at our Annual Meeting. At the recommendation of our Sustainability and Governance Committee, our Board of Directors proposes that each of the nominees named below be elected as a director for a one-year term expiring at our 2025 annual meeting of stockholders, or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.
Unless otherwise instructed, shares represented by proxies will be voted “FOR” the election of each of the nominees named below. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected.
Listed below is the biographical information for each person who is currently a member of our Board of Directors (the “Board”), including name, age and position as of June 11, 2024 and additional biographical descriptions.

Nominees to Our Board of Directors

ADRIENNE ELSNER	Career Highlights

Chief Executive Officer
Ms. Elsner was appointed as our Chief Executive Officer effective October 31, 2023, after serving as our Interim Chief Executive Officer since June 15, 2023. She has over 25 years of experience in the Consumer Package Goods industry with 15 years of experience as a public company Senior Executive. Prior to this role, Ms. Elsner served as President, Chief Executive Officer, and Director of Charlotte’s Web Holding, Inc., a leader in hemp-derived CBD extract products, from 2019 to 2021, where she led the new public company in the emerging CBD sector with an Ag dependent vertically integrated supply chain. From 2015 to 2018, she served as President, U. S. Snacks, Kellogg Company, a manufacturer and marketer of convenience foods where she was the architect of the business transformation to exit the direct store delivery sales/distribution model and reset the overhead cost base to drive top line and bottom line growth. From 1992 to 2015, Ms. Elsner served in several increasingly domestic and international senior positions with Kraft Foods, Inc., a multinational food and beverage conglomerate, including Chief Marketing Officer and Executive Vice President where she led the development of a technology platform to build new marketing capabilities around proprietary first-party data. Ms. Elsner serves on the board of directors of Owens Corning, a manufacturer of insulation, roofing and fiberglass composite materials in the U.S., Canada, Europe, Asia Pacific, and Latin America, where she is a member of the audit and finance committees. She has also served on the board of the Ad Council. She earned her Bachelor of Science in Business from the University of Arizona and her Master of Business Administration in Finance and Marketing from the University of Chicago.

and Director

Age: 61

Director since 2019

Committee Membership:
● None

Other Public Boards:
● Owens Corning
(NYSE: OC)

Key Qualifications, Experience, Skills and Expertise Contributed to our Board

Ms. Elsner is a proven business leader with a track record of delivering transformational change across North America and International geographies. Through her broad range of P&L leadership positions at the Kellogg Company and Kraft Foods, she has led teams to deliver strong top line and bottom line results. As Chief Marketing Officer, Ms. Elsner gained significant knowledge and experience by leading the development of a digital/technology platform and building new marketing capabilities within advertising, product innovation and revenue growth management. Moreover, her executive leadership roles and her experience as a director for other public companies enable Ms. Elsner to provide unique and valuable contributions to our Company and our Board in the areas of enterprise management, business transformation and strategy. Ms. Elsner is also experienced in executive team development at high growth enterprises, and her appreciation of customer, stockholder, and employee interests aligns with our ESG focus. We believe that Ms. Elsner’s significant executive leadership and management experience qualifies her to serve as our CEO and a director.

DEANN BRUNTS	Career Highlights

Director
Ms. Brunts has over 20 years of senior executive (primarily as chief financial officer) experience in public and private equity backed businesses. She served as our Chief Financial Officer from January 2021 through March 2022. Beginning in October 2020, she served as a director and audit committee chair of our Company until joining our Company as an employee. During 2020, Ms. Brunts provided financial, accounting, capital structure and leadership consulting services to private equity backed companies. From 1999 to 2020, Ms. Brunts held various executive and chief financial officer roles, including from January 2017 through December 2019, as the Chief Financial Officer of Solaray, LLC, a privately held full service category management and merchandising services provider of general merchandise to a variety of retailers, including over 40,000 convenience stores. Previously, Ms. Brunts served as the chief financial officer at several privately held companies and held additional executive vice president and chief financial roles in technology, professional services and financial services. From 1985 to 1999, Ms. Brunts held various positions at PricewaterhouseCoopers, including transaction services and audit partner and was a licensed CPA from 1987 to 1999. Ms. Brunts previously served as audit committee chair of the Women’s Foundation of Colorado and as a director and audit committee chair for Springboard to Learning and as a director of SRP Companies Canada. She is currently on the board of directors of B&G Foods, Inc., where she serves as audit committee chair and as a member of the nominating and governance and risk committees, and serves as a director and audit committee chair of Claire’s. She earned her Bachelor of Science in Business Administration in Accounting from the University of Missouri in St. Louis, and her Master of Business Administration in Finance and Operations Management from The Wharton School.

Age: 62

Director since 2020

Committee Membership:
● None

Other Public Boards:
● B&G Foods Inc.
(NYSE: BGS)

Key Qualifications, Experience, Skills and Expertise Contributed to our Board

Ms. Brunts brings significant financial and accounting experience to our Board, which enables her to contribute important insights regarding financial strategy, risk management, and capital deployment. Through her prior experience serving in multiple executive-level financial and management roles at public and private companies, including as the former Chief Financial Officer of Benson Hill, along with her public accounting experience, Ms. Brunts has developed a deep knowledge and understanding of corporate accounting, financial planning and reporting, internal controls, business operations, talent management, executive team development, and compensation experience at high-growth and capital-intensive businesses. As our former Chief Financial Officer, Ms. Brunts has a deep understanding of our business. Moreover, Ms. Brunts has a demonstrated ability to negotiate and manage a range of strategic business transactions, including mergers and acquisitions, strategic partnerships, capital raises, and multi-tiered financings. Additionally, Ms. Brunts’s experience from serving as a director, member and chair of various audit committees, including as the “audit committee financial expert” at B&G Foods, Inc., augments the risk management and financial reporting knowledge of our Board. Ms. Brunts also serves as a member of the Financial Accounting Standards Board Advisory Committee. We believe that Ms. Brunts’s relevant experience and educational background, which includes an advanced degree in Finance, qualify her to serve as a director.

J. STEPHAN DOLEZALEK	Career Highlights

Director	Mr. Dolezalek has been a Managing Partner at Grosvenor Food & AgTech, a private investment arm of the Grosvenor Estate, the family office of the Grosvenor family, since January 2019; having previously been a member of its board of directors from 2018 to 2019. Grosvenor Food & AgTech (previously called the Wheatsheaf Group, LLC) operates, invests in and helps to develop businesses in the food and agriculture sectors. From 2016 to 2018, Mr. Dolezalek served as Senior Adviser with respect to the formation of Breakthrough Energy Ventures, an entity formed by the family investment office of Bill Gates. Prior to that, from 1999 until 2017, Mr. Dolezalek served as a Managing Director of VantagePoint Capital Partners, a private equity firm managing a series of private equity funds. Mr. Dolezalek regularly serves as a board member for the companies in which Grosvenor Food & AgTech invests, currently including New Aerofarms, a leading vertical farming company and Nuritas, a biotech company developing novel food peptides. He has co-founded three companies and been a board member of numerous venture-backed and publicly traded companies. Prior to his career in venture capital, Mr. Dolezalek was a Corporate and Securities Partner with the law firm of Brobeck, Phleger & Harrison from 1984 to 1999. He earned his Bachelor of Science in City Planning from the University of Virginia School of Architecture and his Juris Doctor from the University of Virginia School of Law.

Age: 67

Director since: 2020

Committee Membership:
● Compensation
● Sustainability and
Governance

Other Public Boards:
● None

Key Qualifications, Experience, Skills and Expertise Contributed to our Board

Through his experience founding, advising and growing multiple business enterprises across a series of industries disrupted by technological innovation, including, most recently, in the food and agricultural sectors, Mr. Dolezalek has gained a wealth of experience in navigating and overcoming the challenges faced by high-growth companies like Benson Hill. Mr. Dolezalek has experience both as a lawyer and as a principal investor/board member managing capital raising transactions, financial management solutions, strategic financial planning, structured financing transactions, strategic partnerships and mergers and acquisitions. Mr. Dolezalek’s experience as a director and board member of numerous venture-backed and publicly traded companies, in addition to his legal education and related experience, enable him to share valuable insights with our Board regarding matters of corporate governance, business strategy, and commercial sustainability. We believe that Mr. Dolezalek’s experience as an investor, entrepreneur, board member, and his substantial involvement with numerous public and private companies across the agricultural and biotechnology sectors qualify him to serve as a director and member of our Compensation Committee and our Sustainability and Governance Committee.

DANIEL JACOBI	Career Highlights

Director and Chair
Mr. Jacobi has served on our Board as an independent director since March 2016 and currently serves as our Chair. Mr. Jacobi is an attorney and experienced international agriculture business leader who has worked with farmers, government officials, NGOs, and dedicated colleagues around the world in the pursuit of a safe, reliable, and affordable food supply for a world of 9 billion people by the year 2050. From 1998 into 2014, Mr. Jacobi worked with DuPont Pioneer, in roles including General Counsel of Pioneer Hi-Bred, Associate General Counsel for DuPont Ag & Nutrition, and finally, as Senior Vice President, responsible for Pioneer’s businesses in Asia, Europe and Africa. During his career at DuPont Pioneer, Mr. Jacobi focused on complex technology licensing arrangements among large and small seed and biotech companies and on agricultural productivity in the developing world. Prior to joining Pioneer, Mr. Jacobi served as General Counsel of the Wittern Group, in Clive, Iowa for seven years. Since his retirement from DuPont Pioneer, Mr. Jacobi has represented select ag-related businesses, and currently serves on the boards of directors of Feed Energy Corp. and The Stetler Company. Mr. Jacobi earned his Bachelor of Arts in Psychology and his Juris Doctor from Drake University, and since 2006, has served his alma mater as a member of the Drake Board of Trustees.

Age: 69

Director since 2016

Committee Membership:
● Sustainability and
Governance

Other Public Boards:
● None

Key Qualifications, Experience, Skills and Expertise Contributed to our Board

Throughout his career, Mr. Jacobi has worked with companies in the agricultural and biotechnology sectors to help create a safe, reliable, and affordable food supply. This work has given Mr. Jacobi an in-depth understanding of national and international biotech and agriculture enterprises, marketing strategies, and product innovation campaigns. Moreover, his work with farmers, government officials, and NGOs provides him with a ground-up perspective of the revenue markets that drive our Company’s growth, bringing a unique and valuable perspective to our Board. At the same time, Mr. Jacobi’s executive leadership experience has helped to develop his deep knowledge of global business operations and given him a strong, practical financial background, which contribute to our Board’s strategic and financial expertise. In addition, due to his background as a corporate attorney, Mr. Jacobi is well-equipped to oversee and manage internal and external legal advisors on a range of corporate and transactional matters, including intellectual property protection, agricultural technology and agricultural biotechnology licensing, regulatory compliance, and mergers and acquisitions. We believe that Mr. Jacobi is qualified to serve as the Chair of our Board, director and member of our Sustainability and Governance Committee because of his extensive experience with legal support for a global seed company, including intellectual property protection strategies, biotech and germplasm in- and out-licensing, domestic and international regulatory matters, as well as all aspects of commercial operations.

RICHARD MACK	Career Highlights

Director	Mr. Mack was appointed to serve on our Board on June 15, 2023, to fill the vacancy on our Board created by the resignation of Matthew B. Crisp as a director. From June 2014 through his January 2018 retirement, Mr. Mack served as Executive Vice President and Chief Financial Officer for The Mosaic Company, a leading international producer and marketer of phosphate and potash crop nutrients. Prior to that, from October 2009 to May 2014, Mr. Mack served as Executive Vice President, General Counsel and Corporate Secretary and from January 2004 to October 2009, he served as Senior Vice President, General Counsel and Corporate Secretary. In the decade prior to Mosaic’s formation, he served in various legal capacities at Cargill, Inc., and was a founding executive of Mosaic and Cargill Ventures. Mr. Mack was also the founder of the Streamsong Resort. Mr. Mack currently serves on the board of directors, and a member and chair of the audit committee of Titan Machinery, Inc., a public company in the agricultural and construction equipment sector. From 2018 to 2022, Mr. Mack served on the board of directors, a member and chair of the audit committee of Anuvia Plant Nutrient Holdings, Inc., a private crop nutrient company; and on the board of directors, a member and chair of the finance committee of H.J. Baker & Bro., LLC, a private sulphur and animal nutrition industry company. Mr. Mack received his Bachelor of Science in Accounting from Moorhead State University, his Master of Business Administration from Northwestern University’s Kellogg School of Management, and his Juris Doctor with highest distinction from Hamline University School of Law.

Age: 56

Director since 2023

Committee Membership:
● Audit and Risk
● Compensation

Other Public Boards:
● Titan Machinery Inc.
(NASDQ: TITN)

Key Qualifications, Experience, Skills and Expertise Contributed to our Board

Mr. Mack brings to our Board significant experience as a public company executive, along with extensive knowledge of public company finance and financial statements, capital markets, corporate governance, agri-business markets, mergers and acquisitions, operating strategies and international business. We believe that Mr. Mack’s professional background and relevant experience qualifies him to serve as a director and member of our Audit and Risk Committee and our Compensation Committee. Mr. Mack’s financial management experience and public and private company audit committee experience led to his designation as an “audit committee financial expert.”

MOLLY MONTGOMERY	Career Highlights

Director	Ms. Montgomery serves as Acting Chief Executive Officer and Executive Chairperson of New AeroFarms, a Certified B Corporation and a leading vertical farming company, since September 2023. Since August 2023, she also serves as a Venture Partner (independent contractor) with Grosvenor Food & AgTech. From May 2022 to February 2023, Ms. Montgomery also served as President, Chief Executive Officer of Custom Made Meals, a leading manufacturer of fresh, value-added protein appetizers and entrees sold through club stores and retail grocery locations nationwide. From 2009 to 2019, Ms. Montgomery served as an Executive Officer of Landec Corporation, and as Chief Executive Officer, President & Director from 2015 to 2019, leading its two independent operating businesses: Curation Foods and Lifecore Biomedical. Ms. Montgomery previously served on the board of directors of Windset Farms from 2018 to 2019, and on the board of directors of Flower One Holdings from January 2020 to December 2020. Prior to Landec, Ms. Montgomery served as VP of Global Marketing and Business Development at Ashland Chemical. Ms. Montgomery has also been an executive in two enterprise software companies. In addition, she currently serves on the board of directors at Wilbur-Ellis Company (since January 2020), The Wine Group (since October 2020), Custom Made Meals (since May 2021), and NatureSweet (since April 2024). From May 2020 to May 2023, Ms. Montgomery served on the board of directors of Roth CH Acquisition I Co., Roth CH Acquisition II Co., Roth CH Acquisition III Co., and Roth CH Acquisition IV Co. Ms. Montgomery earned her Bachelor of Science in Chemical Engineering and her Master of Engineering in Chemical Engineering from the University of Louisville and her Master of Business Administration from Harvard Business School.

Age: 57

Director since 2021

Committee Membership:
● Sustainability and
Governance (Chair)

Other Public Boards:
● None

Key Qualifications, Experience, Skills and Expertise Contributed to our Board

Ms. Montgomery’s well-rounded management experience at leading national and international public and private companies in the agricultural, biotechnology and retail food sectors contribute important insights to our Board on matters of business strategy and corporate governance. From her positions as Acting Chief Executive Officer of New AeroFarms, President and Chief Executive Officer of Custom Made Meals, and Chief Executive Officer and President of Landec Corporation, Ms. Montgomery brings extensive executive management and leadership experience to our Board and valuable strategic guidance as our Company executes on its strategies and growth plans. In addition, through her service as a director of public and private companies, Ms. Montgomery has gained a wealth of experience in the oversight and management of strategic transactions and partnerships, corporate governance and sustainability initiatives, and stakeholder engagement campaigns. In addition, Ms. Montgomery’s educational background, which includes advanced degrees in Chemical Engineering and Business, make her uniquely qualified to understand and navigate the interplay of science and commerce at high-growth enterprises like Benson Hill. We believe that Ms. Montgomery’s professional background and relevant experience qualify her to serve as a director, and member and Chair of our Sustainability and Governance Committee. Ms. Montgomery’s executive management experience, her service on the board of directors of other companies and her educational background led to her designation as an “audit committee financial expert.”

CRAIG ROHR	Career Highlights

Director
Mr. Rohr is a Partner at Elda River Capital Management, since 2024. Prior to joining Elda River, Mr. Rohr was a Senior Managing Director in Magnetar Capital’s energy and infrastructure group. Mr. Rohr served as President of Star Peak Corp II from January 2021 until the closing of our business combination on September 29, 2021. Prior to joining Magnetar Capital in October 2009, Mr. Rohr worked at First Reserve Corporation, a global control private equity and infrastructure investment firm. Prior to First Reserve, Mr. Rohr worked at Citigroup in the firm’s Global Energy Investment Banking Group in New York. Mr. Rohr currently serves on the board of directors of Vesper Energy Development LLC and PosiGen PBC (Elda River portfolio companies operating in the utility scale solar and residential solar spaces). Mr. Rohr earned his Bachelor of Science in Finance & Business Economics from the University of Notre Dame, where he graduated magna cum laude.

Age: 41

Director since 2021

Committee Membership:
● Audit and Risk

Other Public Boards:
● None

Key Qualifications, Experience, Skills and Expertise Contributed to our Board

Mr. Rohr brings a strong financial background to our Board, developed through his previous work in investment banking and private equity at Magnetar Capital, First Reserve and Citigroup, in addition to his significant experience managing complex financial transactions. Mr. Rohr’s deep understanding of the capital markets and investor engagement campaigns provides our Board with insightful strategic guidance, and enables him to navigate and manage numerous successful capital raising transactions for high-growth, capital-intensive enterprises in a variety of industries. Moreover, Mr. Rohr’s financial expertise and familiarity with corporate accounting and financial planning augment our Board’s collective financial knowledge. Mr. Rohr contributes a wealth of experience in matters of corporate governance and strategic planning, together with an entrepreneurial mindset and business acumen. We believe that Mr. Rohr’s financial expertise and his significant experience investing in sustainability and environmentally friendly businesses qualifies him to serve as a director, and member of our Audit and Risk Committee.

LINDA WHITLEY-TAYLOR	Career Highlights

Director
Ms. Whitley-Taylor has assisted with the UnitedHealth Group integration of Change Healthcare Inc. since October 2022. Ms. Whitley-Taylor joined Change Healthcare in 2013 and served as Executive Vice President and Chief People Officer from 2013 through October 2022. From 2008 to 2012, Ms. Whitley-Taylor served as Executive Vice President-Chief Human Resources Officer of AMERIGROUP Corporation. Ms. Whitley-Taylor currently serves on the board of directors of Upstream Rehabilitation Physical Therapy and on the board of trustees of Hampden-Sydney College. Ms. Whitley-Taylor earned her Bachelor of Arts in Psychology from Radford University.

Age: 59

Director since 2021

Committee Membership:
● Compensation (Chair)

Other Public Boards:	Key Qualifications, Experience, Skills and Expertise Contributed to our Board
● None

Ms. Whitley-Taylor’s executive management and leadership experience with multiple public companies enables her to contribute important insights to our Board regarding international business strategy and talent management. Ms. Whitley-Taylor has direct and significant experience in the management and oversight of complex commercial transactions, including through her role as Strategic Advisor to UnitedHealth Group on the integration of Change Healthcare Inc, which provides our Board with valuable insights on matters of commercial synergies and strategic growth. Moreover, Ms. Whitley-Taylor’s previous experience leading the human resources function at two public companies helped to cultivate her deep understanding of human resource management strategies, which enables her to provide sound guidance to our Board regarding key corporate policymaking initiatives. Ms. Whitley-Taylor is also experienced in the areas of talent management, executive compensation, and executive team development, with a view toward enhancing communication and collaboration across the workplace. We believe that Ms. Whitley-Taylor’s depth of experience in talent management strategies and corporate culture, and vast experience in compensation qualifies her to serve as a director, and member and Chair of our Compensation Committee.

Director Not Standing for Re-Election

DAVID J. LEE	Career Highlights

Director
Mr. Lee serves as Chief Financial Officer and Chief Operating Officer of WEBTOON Entertainment Inc., a private subsidiary of a publicly-traded South Korean company, since December 2023. From May 2023 to February 2024, he served as Chair and Chief Executive Officer of Iron Ox, Inc., a private company pioneering technology and plant science to serve the controlled environment agriculture industry. From February 2021 to November 2022, Mr. Lee worked as President of AppHarvest, Inc., a leading agtech and sustainable food company; from December 2015 to January 2021, Mr. Lee served as the Chief Financial Officer and from December 2015 to March 2019 as the Chief Operating Officer at Impossible Foods Inc.; from April 2014 to December 2015, Mr. Lee served as the Chief Financial Officer of Zynga Inc. Mr. Lee currently serves on the board of directors, as a member and chair of the audit committee of Zevia PBC, a Delaware public benefit corporation and designated Certified B Corporation that offers a broad portfolio of zero sugar, zero calorie, and naturally sweetened beverages. From August 2020 to November 2023, Mr. Lee served on the board of directors of AppHarvest, Inc. Mr. Lee earned his Bachelor of Arts in Government from Harvard University and his Master of Business Administration from the University of Chicago.

Age: 52

Director since 2021

Committee Membership:
● Audit and Risk (Chair)

Other Public Boards:
● Zevia PBC
(NYSE: ZVIA)

Key Qualifications, Experience, Skills and Expertise Contributed to our Board

Through his multiple executive leadership roles at innovative biotech and agricultural companies, Mr. Lee has gained extensive knowledge of, and expertise in, managing business and financial operations at high-growth enterprises, and he brings significant financial expertise to our Board. He also has a wealth of experience in managing acquisition financings, overseeing mergers and acquisitions, and negotiating strategic partnerships for public and private companies. Through his experience as Chief Financial Officer at WEBTOON and Impossible Foods and as an audit committee chair and member at Zevia, Mr. Lee has gained robust experience in the oversight of audit and accounting matters, internal control over financial reporting, cybersecurity initiatives and enterprise risk management solutions. In addition, through his past and present executive leadership positions, Mr. Lee has direct experience in the oversight of marketing and sales initiatives, product innovations, talent management strategies and other day-to-day business operations, particularly in the ag-tech and retail food sectors. As a result, Mr. Lee brings valuable insights to our Board, and provides thoughtful guidance to our management. We believe that Mr. Lee’s extensive executive, financial and operational expertise qualifies him to serve as a director, and member and Chair of our Audit and Risk Committee. Mr. Lee’s financial management experience and extensive knowledge of accounting led to his designation as an “audit committee financial expert.”

There are no family relationships among our directors or director nominees.

Diversity of Board of Directors
Our Board of Directors works in earnest to identify candidates that not only possess the requisite skill sets, experiences and talents, but also with diversity at the forefront of its candidate considerations. Our Board’s current diversity matrix is as follows:

Board Diversity Matrix (As of June 11, 2024)
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	5	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	1	-	-
Hispanic or Latino	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	4	4	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-	-	-	-
Director Compensation
Each year, our Board sets, by recommendation from our Compensation Committee, non-employee director compensation designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Company stock to further align their interests with those of our stockholders. The 2021 Omnibus Incentive Plan (the “Omnibus Plan”) sets an annual limit of $700,000 on non-employee director compensation. In 2023, our non-employee directors were eligible to receive the following compensation:

●	An annual cash retainer of $50,000.
●	Additional cash compensation for additional Board service and participation on our Audit and Risk, Compensation, and Sustainability and Governance Committees as follows:

1.	Board Chairperson:	$30,000
2.	Committee Chairperson:	$10,000 per chair position
3.	Committee Member:	$5,000 per committee

●	For any director joining the Board during 2023, an initial Long Term Incentive award consisting of $330,000 delivered in RSUs granted on the date the individual joins our Board, which vests 50% on the first anniversary of the grant and 50% on the second anniversary of the grant.
●	An annual Long Term Incentive award consisting of $200,000 delivered in RSUs granted following our annual meeting of stockholders and contingent upon continued Board membership, which fully vests at the earlier of the first anniversary of the grant or the following year’s annual meeting of stockholders.

In May 2024, upon the recommendation of our Compensation Committee and based upon data presented to the Compensation Committee and our Board by an independent compensation consultant engaged by our Compensation Committee, our Board of Directors decided to decrease the equity component of our non-employee directors’ compensation to approximately 30% of the levels in place for 2023. The decision was made to align the way the Company compensates directors with how it compensates employees, including top executives. The goal is to create consistency in equity-based compensation across the organization. As a result, in 2024, our non-employee directors will be eligible to receive the following equity compensation:

●	For any director joining the Board during 2024, an initial Long Term Incentive award consisting of $100,000 delivered in RSUs granted on the date the individual joins our Board, which vests 50% on the first anniversary of the grant and 50% on the second anniversary of the grant.
●	An annual Long Term Incentive award consisting of $60,000 delivered in RSUs granted following our annual meeting of stockholders and contingent upon continued Board membership, which fully vests at the earlier of the first anniversary of the grant or the following year’s annual meeting of stockholders.
In addition to our standing committees, our Board may form ad hoc committees to address various matters from time to time. Our Board, by recommendation from our Compensation Committee, may award cash or equity consideration for service on any such ad hoc committee or any other Board-related service that requires significant additional time commitment or special skills.
Director Compensation Table for 2023 Fiscal Year
The following table provides information concerning the compensation of each non-employee director who served on our Board in 2023. Mr. Crisp is not included in the table below. As Mr. Crisp served as our Chief Executive Officer during a portion of 2023, Mr. Crisp did not receive any compensation for his Board service during 2023. The compensation received by Mr. Crisp is shown in the section titled “Executive Compensation—Summary Compensation Table.” Mr. Crisp resigned as our Chief Executive Officer and as a director, effective June 15, 2023.

	Fees Earned
	or Paid in	Option Awards	RSU Awards
Name	Cash($)	($)(1)	($)(2)	Total($)
Adrienne Elsner(3)	27,500	—	—	27,500
DeAnn Brunts(5)	100,000	—	200,000	300,000
J. Stephan Dolezalek(4)	60,000	—	200,000	260,000
Daniel Jacobi(5)	135,000	—	200,000	335,000
David J. Lee	60,000	—	200,000	260,000
Richard Mack(6)	32,333	—	530,000	562,333
Molly Montgomery	60,000	—	200,000	260,000
Craig Rohr	55,000	—	200,000	255,000
Linda Whitley-Taylor	60,000	—	200,000	260,000

(1)	No option awards were granted to our directors in 2023. As of December 31, 2023, the aggregate number of shares that were subject to option awards outstanding for each director was as follows: Ms. Elsner—344,128, Ms. Brunts—817,304, Mr. Jacobi—397,898, Mr. Lee—150,556 and Ms. Whitley-Taylor—172,064.
(2)
The amounts included in this column represent the grant date fair value of RSU awards granted to our directors on August 11, 2023. Mr. Mack received an additional sign-on grant for joining the Board on June 15, 2023. Amounts shown do not reflect compensation actually received by our directors nor do they necessarily reflect the actual value that will be recognized by our directors. Instead, the amount shown is the grant date fair value of RSU awards granted to our directors computed in accordance with ASC Topic 718. The assumptions used to calculate the value of RSU awards are set forth in Note 19—Stock-Based Compensation to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. As of December 31, 2023, the following unvested RSU awards were held by each director listed in the table above: Ms. Elsner—781,880, Ms. Brunts—355,004, Mr. Dolezalek—152,334, Mr. Jacobi—206,257, Mr. Lee—172,737, Mr. Mack—372,907, Ms. Montgomery—152,334, Mr. Rohr—152,334, and Ms. Whitley-Taylor—172,064. These amounts include Earn Out Awards held by Ms. Elsner, Ms. Brunts, Mr. Jacobi, Mr. Lee, and Ms. Whitley-Taylor, which are subject to both time- and performance-based vesting.

(3)	Ms. Elsner was appointed as our Interim Chief Executive Officer on June 15, 2023. She remains a director, but she has not received any compensation for her Board service since June 15, 2023. The table reflects Board fees paid to her in 2023 for her service as a director prior to June 15, 2023.
(4)	Pursuant to his employment agreement with Grosvenor Food & AgTech, where Mr. Dolezalek serves as a Managing Partner, Grosvenor Food & AgTech maintains the pecuniary interest in any compensation Mr. Dolezalek receives for his Board service. Accordingly, Mr. Dolezalek disclaims all such compensation to the extent of his pecuniary interest therein, if any.
(5)	Each of Ms. Brunts and Mr. Jacobi were paid an additional $50,000 in cash in recognition of their extra Board service in 2023, which required significant additional time commitment.
(6)	Mr. Mack was appointed to our Board on June 15, 2023.
Non-Employee Director Compensation Arrangements
Employee directors receive no additional compensation for their Board service. We also reimburse our directors for their reasonable out-of-pocket expenses in connection with attending meetings of our Board and its standing committees. The non-employee director compensation program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR ELECTION AS DIRECTORS SET FORTH IN THIS PROPOSAL NO. ONE.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Unless otherwise indicated in the footnotes below, the following table sets forth information regarding the actual beneficial ownership of our Common Stock as of June 11, 2024 (the “Ownership Date”):

●	each person who is known to us to own beneficially more than 5% of our outstanding shares of Common Stock;
●	each of our executive officers and directors; and
●	all executive officers and directors as a group.
Beneficial ownership is based on [●] shares of our Common Stock issued and outstanding on the Ownership Date and is determined according to SEC rules, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Shares of our Common Stock subject to (i) options and warrants that are currently exercisable or that are exercisable within 60 days of the Ownership Date and (ii) outstanding equity awards that are subject to vesting within 60 days of the Ownership Date are deemed beneficially owned, and such shares are used in computing the percentage ownership of the person holding the awards but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
For the avoidance of doubt, the table below also includes certain restricted shares of Common Stock that were issued upon the closing of the Merger, which are currently held in escrow subject to forfeiture pending the achievement of certain milestones related to the share price of our Common Stock (the “Earn Out Shares”). Unless otherwise indicated and subject to applicable community property laws, our Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. The inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Further, we have relied on Schedules 13D, 13G and Forms 4 filed with the SEC as of the Ownership Date in reporting the number of shares of our Common Stock beneficially owned by the 5% or greater stockholders, as well as other information provided by such stockholders.

	Number of
	Shares of	Percentage
	Common	of
	Stock	Outstanding
	Beneficially	Common
Name and Address of Beneficial Owners(1)	Owned	Stock
5% Stockholders:
GV(2)	17,849,461	8.4%
Argonautic Ventures(3)	16,053,474	7.6%
BlackRock, Inc.(4)	15,854,373	7.6%
Mercury(5)	13,444,888	6.3%
Grosvenor Food & AgTech US Inc.(6)	11,679,899	5.5%
S2G Investments, LLC(7)	11,631,755	5.5%
Prelude Fund, LP(8)	11,050,714	5.2%
Directors and Executive Officers:
Adrienne Elsner(9)	2,141,241	*
DeAnn Brunts(10)	1,031,507	*
Craig Rohr(11)	649,412	*
Daniel Jacobi(12)	612,101	*
Jason Bull(13)	490,321	*
David J. Lee(14)	392,963	*
Linda Whitley-Taylor(15)	386,267	*
Richard Mack(16)	262,620	*
J. Stephan Dolezalek(17)	258,857	*
Molly Montgomery(18)	226,863	*
Susan Keefe	—	*
Daniel J. Cosgrove	—	*
All Directors and Executive Officers as a group (12 individuals)	6,452,152	2.1%

* Less than one percent
(1)		Unless otherwise noted, the business address of each of our executive officers and directors is c/o Benson Hill, Inc., 1001 North Warson Road, Suite 300, St. Louis, MO 63132.

(2)	Represents 11,310,238 shares of our Common Stock held by GV 2017, L.P., 6,339,223 shares of our Common Stock held by GV 2019, L.P., and 200,000 warrants exercisable for an equal number of shares of our Common Stock held by GV 2017, L.P. as of the Ownership Date. Of the aforementioned securities, 1,443,064 of the shares of our Common Stock held by GV 2017, L.P. and 854,126 of the shares of our Common Stock held by GV 2019, L.P. are held in an escrow account and subject to an earn-out contingency until the achievement of certain stock price targets pursuant to our business combination on September 29, 2021. GV 2017 GP, L.P. (the general partner of GV 2017, L.P.), GV 2017 GP, L.L.C. (the general partner of GV 2017 GP, L.P.), Alphabet Holdings LLC (the sole member of GV 2017 GP, L.L.C.), XXVI Holdings Inc. (the sole member of Alphabet Holdings LLC) and Alphabet Inc. (the controlling stockholder of XXVI Holdings Inc.) may each be deemed to share voting and investment power over the securities held by GV 2017, L.P. GV 2019 GP, L.P. (the general partner of GV 2019, L.P.), GV 2019 GP, L.L.C., (the general partner of GV 2019 GP, L.P.), Alphabet Holdings LLC (the sole member of GV 2019 GP, L.L.C.), XXVI Holdings Inc. (the sole member of Alphabet Holdings LLC) and Alphabet Inc. (the controlling stockholder of XXVI Holdings Inc.) may each be deemed to share voting and investment power over the securities held by GV 2019, L.P. The principal business address of GV 2017, L.P., GV 2017 GP, L.P., GV 2017 GP, L.L.C., GV 2019, L.P., GV 2019 GP, L.P., GV 2019 GP, L.L.C., Alphabet Holdings LLC, XXVI Holdings Inc. and Alphabet Inc. is 1600 Amphitheatre Parkway, Mountain View, CA 94043.
(3)	Represents 16,053,474 shares of our Common Stock, consisting of 4,650,000 shares of our Common Stock held by Argonautic Ventures Master SPC (for and on behalf of Argonautic Vertical Series Benson Hill SS Fund III SP) and 11,403,474 shares of our Common Stock held by Argonautic Ventures Master SPC (for and on behalf of Argonautic Vertical Series Benson Hill SS Funds II SP). Of the aforementioned securities, 1,536,468 of the shares of our Common Stock held by Argonautic Ventures Master SPC (for and on behalf of Argonautic Vertical Series Benson Hill SS Funds II SP) are subject to an earn-out contingency until the achievement of certain stock price targets pursuant to our Company’s Issuer’s business combination on September 29, 2021. Chiu Wing Nga Rita holds a direct or indirect interest in Argonautic Ventures Master SPC (for and on behalf of Argonautic Vertical Series Benson Hill SS Fund II SP) and Argonautic Ventures Master SPC (for and on behalf of Argonautic Vertical Series Benson Hill SS Funds II SP) and may be deemed to have beneficial ownership of the securities held directly by such entities. Ms. Chiu disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest she may have therein, directly or indirectly. The address for Argonautic Ventures Master SPC is 2/f, Strathvale House, 90 North Church Street, P.O. Box 1103, George Town, Grand Cayman KY1-1102, Cayman Islands.
(4)
Represents 15,854,373 shares of our Common Stock held by BlackRock, Inc. and its subsidiaries. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001. Based solely on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 26, 2024.

(5)	Represents (i) 306,518 shares of our Common Stock, including 3,000 shares of our Common Stock issuable upon exercise of warrants held by Mercury Fund III Affiliates, L.P., (ii) 6,505,172 shares of our Common Stock, including 63,666 shares of our Common Stock issuable upon exercise of warrants held by Mercury Fund Ventures III, L.P., and (iii) 6,633,198 shares of our Common Stock, including 366,666 shares of our Common Stock issuable upon exercise of warrants held by Mercury Camelback Fund LLC. The general partner of Mercury Fund III Affiliates, L.P. and Mercury Fund Ventures III, L.P. is Mercury Fund Partners III, L.P. The managing member of Mercury Camelback Fund, LLC is Mercury Partners Management LLC. Adrian Fortino, Blair Garrou, Aziz Gilani, and Dan Watkins manage Mercury Camelback Fund, LLC, Mercury Fund Affiliates III, L.P., Mercury Fund Ventures III, L.P. and Mercury Fund Partners III, L.P. and may be deemed to have or share beneficial ownership of the securities held directly by such entities. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The address for Mercury is 3737 Buffalo Speedway, Suite 1750, Houston, TX 77098.
(6)	Represents 11,679,899 shares of our Common Stock (including 766,666 shares of our Common Stock issuable upon exercise of warrants) held by Grosvenor Food & AgTech US Inc. (f/k/a Wheatsheaf Group U.S., Inc.). Grosvenor Food & AgTech US Inc. is wholly owned by Grosvenor Food & AgTech Limited. Voting and investment power with respect to the shares held by Grosvenor Food & AgTech US Inc. may be exercised in whole or in part by J. Stephan Dolezalek, Anthony James, Montell Bayer, Katrin Burt, Fiona Emmett, William Kendall, Jonathon Bond, Robert Davis, Mark Preston, Stefano Rettore, and Alexander Scott, who are the directors of Grosvenor Food & AgTech Limited. The majority of the shares in Grosvenor Food & AgTech Limited are held by trusts and trustees for the benefit of the current and future generations of the Grosvenor family, headed by the Duke of Westminster. These trusts are based in the United Kingdom. The address of Grosvenor Food & AgTech US Inc. is 838 Walker Road, Suite 21-2, Dover, DE 19904. Mr. Dolezalek has been a member of our Board since September 29, 2021. Pursuant to his employment arrangement with Grosvenor Food & AgTech, where Mr. Dolezalek serves as a Managing Partner, Grosvenor Food & AgTech maintains the pecuniary interest in any compensation Mr. Dolezalek receives for his Board service. Accordingly, Mr. Dolezalek disclaims all beneficial ownership in the shares of our Common Stock that he holds to the extent of his pecuniary interest therein, if any.
(7)	Represents 11,631,755 shares of our Common Stock, consisting of (i) 1,782,605 shares of our Common Stock held by S2G Ventures Fund I, L.P., (ii) 5,859,532 shares of our Common Stock held by S2G Ventures Fund II, L.P., and (iii) 3,989,618 shares of our Common Stock, including 138,888 shares of our Common Stock issuable upon the exercise of 416,666 warrants, held by S2G Builders Food & Agriculture Fund III, LP. The reported securities are directly held by S2G Ventures Fund I, L.P., S2G Ventures Fund II, L.P. and S2G Builders Food & Agriculture Fund III, LP (collectively, the “S2G Food & Agriculture Funds”). In April 2024, the investment team that has continually managed the S2G Food & Agriculture Funds launched as a separate registered investment adviser, S2G Investment, LLC. Although Builders Vision, LLC (“BV”) continues to serve as or control the general partner of each of the S2G Food & Agriculture Funds, BV has delegated all voting and investment control of the S2G Food & Agriculture Funds to S2G Investments, LLC. The address for S2G Investments, LLC is 167 N. Green Street, Floor 16, Chicago, IL 60607.

(8)	Represents 11,050,714 shares of our Common Stock held by Prelude Fund, LP. Prelude Ventures LLC is the general partner of Prelude Fund, LP and may be deemed to have beneficial ownership of the securities held directly by Prelude Fund, LP. Mark Cupta, Matt Eggers, Gabriel Kra, and Tim Woodward are the managing directors of Prelude Ventures LLC and may be deemed to have or share beneficial ownership of the securities held directly by Prelude Fund, LP. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The address for Prelude Fund, LP is One Ferry Building, Suite 300, San Francisco, CA 94111.
(9)	Includes 735,244 shares of Common Stock underlying RSUs and 344,128 shares of Common Stock issuable upon exercise of outstanding options.
(10)	Includes 152,334 shares of Common Stock underlying RSUs and 817,304 shares of Common Stock issuable upon exercise of outstanding options.
(11)	Includes 152,334 shares of Common Stock underlying RSUs and 77,418 Earn Out Shares.
(12)	Includes 152,334 shares of Common Stock underlying RSUs and 397,898 shares of Common Stock issuable upon exercise of outstanding options.
(13)	Includes 416,717 shares of Common Stock issuable upon exercise of outstanding options.
(14)	Includes 152,334 shares of Common Stock underlying RSUs, 150,556 shares of Common Stock issuable upon exercise of outstanding options, and 3,348 Earn Out Shares.
(15)	Includes 152,334 shares of Common Stock underlying RSUs and 172,064 shares of Common Stock issuable upon exercise of outstanding options.
(16)	Includes 262,620 shares of Common Stock underlying RSUs.
(17)	Includes 152,334 shares of Common Stock underlying RSUs. Mr. Dolezalek is employed by Grosvenor Food & AgTech US Inc., which participated in our March 2022 PIPE transaction and which, as of the Ownership Date, beneficially owned approximately 5.5% of our Common Stock. Pursuant to his employment arrangement with Grosvenor Food & AgTech, where Mr. Dolezalek serves as a Managing Partner, Grosvenor Food & AgTech maintains the pecuniary interest in any compensation Mr. Dolezalek receives for his Board service. Accordingly, Mr. Dolezalek disclaims all beneficial ownership in the shares of our Common Stock that he holds to the extent of his pecuniary interest therein, if any.
(18)	Includes 152,334 shares of Common Stock underlying RSUs.
EXECUTIVE OFFICERS
Our Board appoints our executive officers, who then serve at the discretion of our Board. Listed below is the biographical information for each of our executive officers, including name, age, and position with Benson Hill as of June 11, 2024.

ADRIENNE ELSNER	For a brief biography of Ms. Elsner, please see “Proposal No. One: Election of Directors.”

JASON BULL, Ph.D.	Career Highlights

Chief Technology Officer
Mr. Bull has served as our Chief Technology Officer since June 2020. Prior to joining Benson Hill, he founded a machine learning business at Object Computing, Inc. (OCI), where he served as VP, Strategy & Machine Learning from November 2018 to May 2020. The machine learning business had strategic business impact across multiple Fortune 500 companies spanning a diverse set of industries. Prior to OCI, Mr. Bull served as Vice President, Digital at The Climate Corporation from June 2016 to August 2018, and spent twenty years with Bayer (Monsanto), most recently as its Vice President R&D of (Global Digital Seed Science), where he delivered a digital advisory platform. Mr. Bull also served as Vice President R&D (Global Trait & Field Solutions), leading trait introgression into the global product lineup and global research and development intellectual property, where he spearheaded the seminal introduction of predictive technologies and their application to the research and development pipeline. Mr. Bull has been granted 30 patents in digital agriculture, molecular breeding and robotic seed chipping. He has also authored 15 publications on the optimization of breeding and production systems. He earned his Bachelor of Agricultural Science (Honors) in quantitative genetics and analytics and his Ph.D. in quantitative genetics and biometrics from the University of Queensland in Australia.

Age: 57

Joined Benson Hill: 2020

Key Qualifications, Experience, Skills and Expertise

Mr. Bull has over 20 years of industry experience unlocking synergies between biology and data science. As Chief Technology Officer, Mr. Bull leads the Company’s combined R&D and data science capabilities across predictive breeding, genomics, product discovery, big data engineering and scientific development. Mr. Bull has a track record of leading cross-functional teams and pioneering innovations in a host of agricultural and technical fields, allowing him to effectively lead our technological initiatives at the intersection of science and commerce.

DANIEL J. COSGROVE	Career Highlights

Chief Administrative
Mr. Cosgrove became our Chief Administrative Officer on April 15, 2024 and General Counsel and Corporate Secretary on May 10, 2024. From January 2020 to March 2023, he served as Chief Executive Officer, President and Board Director and from February 2019 to January 2020 as Chief Strategy Officer of Growers Edge Financial, Inc., a financial technology company; from May 2017 to January 2019, he served as Global Leader, Corporate Development & Licensing at Corteva Agriscience; from July 2012 to May 2017 as Vice President, Business Development; and from July 2009 to July 2012 as Vice President, Biotech Business Development, from January 2006 to June 2009 as IP Group Leader; and from January 2001 to June 2009 as Corporate Counsel, all at Pioneer/DuPont Ag Biotech (formerly known as DuPont Ag Biotech). From June 1992 to December 2000, Mr. Cosgrove was a partner at the law firm of Zarley, McKee, Thomte, Voorhees & Sease, PLC. Since February 2017, he has served as a venture partner to Radicle AgTech Acceleration Fund. He has served on the Board of Directors of Inseer, Inc. since March 2019. Mr. Cosgrove earned his Bachelor of Science in Industrial Engineering from Iowa State University, Master of Business Administration from the MIT Sloan School of Management and Juris Doctorate from Drake University Law School (with honors).

Officer, General Counsel
& Corporate Secretary

Age: 57

Joined Benson Hill: 2024

Key Qualifications, Experience, Skills and Expertise

Mr. Cosgrove is a seasoned executive with over 30 years of strategic, financial, legal, international management and business development public and private company experience, and a robust record of large scale deals from early stages and R&D to negotiations and through closing. Through his previous work in global agribusiness, Mr. Cosgrove gained in-depth experience in negotiation, business planning, entrepreneurship, international business, licensing, mergers and acquisitions and venture capital.

SUSAN KEEFE	Career Highlights

Chief Financial Officer
Ms. Keefe has served as our Chief Financial Officer since March 2024. From September 2023 to March 2024, Ms. Keefe provided consulting services to various public and private companies, including Benson Hill. From May 2019 to September 2023, Ms. Keefe served as the chief financial officer of GreenLight Biosciences Holdings, PBC, a bio-performance ag-technology company specializing in RNA-based solutions for agriculture and pharmaceutical applications. Prior to joining GreenLight Biosciences, she served as Chief Financial Officer, Vice President Finance of Danforth Advisors from August 2018 to May 2019, and previously as Vice President, Finance and Administration and Corporate Treasurer of Aushon Biosystems, Inc. from July 2013 to June 2018. Ms. Keefe earned her Bachelor of Arts in Business Administration from the University of Iowa and her Master of Business Administration from the University of Chicago, Booth Graduate School of Business.

Age: 51

Joined Benson Hill: 2024

Key Qualifications, Experience, Skills and Expertise

Ms. Keefe is a seasoned enterprise leader with over 25 years of experience in finance, accounting, human resources, administration, corporate development and commercial operations across the biotech, consumer packaged goods, and consulting industries.

EXECUTIVE COMPENSATION
Introduction
This section provides an overview of our Company’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the Summary Compensation Table below.
Our named executive officers (“NEOs”) for fiscal year 2023, which are determined in accordance with applicable SEC rules and consist of our principal executive officer and the next two most highly compensated executive officers, are:

●	Adrienne Elsner, our Chief Executive Officer;
●	Matthew B. Crisp, our former Chief Executive Officer;
●	Dean Freeman, our Chief Financial Officer; and
●	Jason Bull, our Chief Technology Officer.

Summary Compensation Table
The following table shows information concerning the annual compensation for services provided to us by our NEOs for the periods ended December 31, 2022 and December 31, 2023.

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1))	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Adrienne Elsner(3) Chief Executive Officer	2023	277,115	—	1,034,940(4)	—	335,651	85,639(5)	1,733,346
Matthew B. Crisp(6)	2023	312,500	—	1,013,336(7)	—	—	2,003,218(8)	3,329,054
Former Chief Executive Officer	2022	613,462	—	15,381,499(9)	—	1,089,844	18,856	17,103,661
Dean Freeman(10)	2023	459,446	—	328,321(11)	—	69,342	31,980(12)	889,089
Chief Financial Officer	2022	394,616	—	2,224,745(13)	—	314,047	—	2,933,408
Jason Bull	2023	447,720	—	339,251(14)	—	190,729	1,290(15)	978,990
Chief Technology Officer	2022	422,616	—	1,284,567(16)	—	252,802	20,866	1,980,851

(1)
The amounts represent the grant date fair values of restricted stock, restricted stock units (“RSUs”) and stock option awards, as applicable, granted to our NEOs, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). Amounts shown do not reflect compensation actually received by the NEOs, nor do they necessarily reflect the actual value that will be recognized by the NEOs. The assumptions used to calculate the value of RSU awards and stock options are set forth in Note 19—Stock-Based Compensation to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(2)
The amounts in this column represent the cash bonuses earned by our NEOs under our 2023 Annual Incentive Plan (the “AIP”), which were based on the achievement of Company and individual performance metrics set by our Compensation Committee.

(3)
Ms. Elsner was appointed to serve as our Interim Chief Executive Officer, effective June 15, 2023, and as our Chief Executive Officer, effective October 31, 2023. Ms. Elsner became an NEO for the first time in 2023, and thus no amounts are shown in the table for 2022 relating to her compensation as an NEO. Ms. Elsner’s compensation for her role as a director is discussed in footnote 5 and included below under “Director Compensation Table for 2023 Fiscal Year” and the footnotes thereto.

(4)
This amount includes two equity awards. The first award was granted on June 15, 2023 in the form of 735,244 RSUs, in connection with the employment agreement Ms. Elsner entered into with us upon her becoming Interim Chief Executive Officer. The RSUs fully vest on the first anniversary of the grant date subject to Ms. Elsner’s continued service with our Company. The second award was granted on December 21, 2023, in the form of 1,000,000 shares of restricted stock with performance and time vesting conditions, in connection with the CEO Employment Agreement.

(5)
Prior to Ms. Elsner’s appointment as our Interim Chief Executive Officer, she served as a non-employee director on our Board. The amount shown includes $27,500 in cash compensation Ms. Elsner received in connection with her partial-year service as a non-employee director of our Board in 2023. Ms. Elsner ceased receiving compensation in connection with her continuing service on our Board effective June 15, 2023. This amount also includes (i) housing allowance of $21,838; (ii) reimbursement by our Company of legal fees of $36,301 for review of her employment agreements; (iii) group term life payments made by the Company on behalf of Ms. Elsner; and (iv) 401(k) plan matching contributions.

(6)
Mr. Crisp resigned as Chief Executive Officer and as a director, effective June 15, 2023. Mr. Crisp received no compensation in connection with his Board service during the fiscal years ended December 31, 2023 and 2022.

(7)
This amount represents the grant of 653,765 RSUs on March 9, 2023, pursuant to the Long Term Incentive Program (the “LTIP”). In connection with the termination, effective as of January 30, 2024, of that certain Consulting Agreement, dated as of June 16, 2023, by and between our Company and Mr. Crisp, 435,843 of the RSUs immediately vested pursuant to the terms of that certain Separation and Release Agreement, dated as of June 15, 2023, by and between our Company and Mr. Crisp. The remaining 217,923 RSUs were cancelled.

(8)	This amount represents (i) $72,343 in insurance premiums and reimbursements paid by our Company pursuant to Mr. Crisp’s Separation and Release Agreement, (ii) reimbursement by our Company of legal fees of $39,600 for review of agreements and (iii) all compensation paid to Mr. Crisp for his services to our Company as a consultant in 2023, including $325,520 in salary and $1,565,755 in cash bonuses.
(9)	This amount includes two RSU awards. The first RSU award was granted on January 7, 2022. The vesting start date for this award is September 29, 2021. The award time vests subject to continued service with our Company and will become 100% time vested on the third anniversary of the vesting start date. These RSUs will performance vest as to (i) 25% if and when the volume-weighted average price per share of our Common Stock over 30 consecutive trading days (the “30-day VWAP”) at any time on or after the first anniversary of the vesting start date but on or prior to the third anniversary of the vesting start date, is above $15, (ii) 25% if and when the 30-day VWAP at any time on or after the first anniversary of the vesting start date but on or prior to the fourth anniversary of the vesting start date, is above $20, (iii) 25% if and when the 30-day VWAP at any time on or after the first anniversary of the vesting start date but on or prior to the fifth anniversary of the vesting start date, is above $25 and (iv) 25% if and when the 30-day VWAP at any time on or after the first anniversary of the vesting start date but on or prior to the sixth anniversary of the vesting start date, is above $30, provided that, if any of the 30-day VWAP targets in the foregoing clauses (i)-(iv) are not achieved by the respective deadlines, such 30-day VWAP target will be increased by 10% and the applicable 25% tranche of the RSUs with respect to that 30-day VWAP target (as increased) will vest if and when such increased 30-day VWAP target is achieved at any time within the 12-month period following the original deadline for such 30-day VWAP target. The second RSU award was granted on March 18, 2022. The vesting start date for this award is the grant date. The award vests subject to continued service with our Company through each applicable vesting date with 25% of the RSUs vesting on each annual anniversary of the vesting start date, becoming 100% vested on the fourth annual anniversary of the vesting start date.
(10)	Mr. Freeman became our Chief Financial Officer as of March 28, 2022.
(11)	This amount represents the grant of 211,820 RSUs on March 9, 2023, pursuant to the LTIP. On March 16, 2024, 70,606 of the RSUs vested. The remaining 141,214 RSUs were cancelled in connection with the termination of Mr. Freeman’s employment with our Company, pursuant to the terms of that certain Separation Agreement, dated as of February 3, 2024, by and between our Company and Mr. Freeman.
(12)	This amount includes (i) housing allowance of $30,000; (ii) group term life payments made by the Company on behalf of Mr. Freeman; and (iii) 401(k) plan matching contributions.
(13)	This amount includes two RSU awards. The first RSU award was a one-time sign-on equity bonus and was granted on March 17, 2022. The vesting start date for this award is February 2, 2022. The award vests subject to continued service with our Company through each applicable vesting date with 25% of the RSUs vesting on each annual anniversary of the vesting start date, becoming 100% vested on the fourth annual anniversary of the vesting start date. The second RSU award was granted on March 18, 2022. The vesting start date for this award is the grant date. The award vests subject to continued service with our Company through each applicable vesting date with 25% of the RSUs vesting on each annual anniversary of the vesting start date, becoming 100% vested on the fourth annual anniversary of the vesting start date.

(14)
This amount includes two equity awards. The first award was granted on March 9, 2023, in the form of 167,259 RSUs, pursuant to the LTIP. The RSUs vest in substantially equal annual installments over three years subject to Mr. Bull’s continued service with our Company. The second award was granted on December 21, 2023, in the form of 500,000 performance RSUs with performance and time vesting conditions.

(15)	This amount includes group term life payments made by the Company on behalf of Mr. Bull and 401(k) plan matching contributions.
(16)	This amount includes two RSU awards. The first RSU award was granted on January 7, 2022. The vesting start date for this award is September 29, 2021. The award time vests subject to continued service with our Company and will become 100% time vested on the third anniversary of the vesting start date. These RSUs will performance vest as to (i) 50% if and when the 30-day VWAP at any time on or after the first anniversary of the vesting start date but on or prior to the third anniversary of the vesting start date, is above $15 and (ii) 50% if and when the 30-day VWAP at any time on or after the first anniversary of the vesting start date but on or prior to the fifth anniversary of the vesting start date, is above $20, provided that, if the 30-day VWAP target in clause (i) is not achieved by the third anniversary of the vesting start date, such 30-day VWAP target will be increased by 10% and the applicable 50% tranche of the RSUs with respect to the 30-day VWAP target (as increased) will vest if and when such increased 30-day VWAP target is achieved at any time within the 12-month period following the third anniversary of the vesting start date. The second award was granted on March 18, 2022. The vesting start date for this award is the grant date. The award vests subject to continued service with our Company through each applicable vesting date with 25% of the RSUs vesting on each annual anniversary of the vesting start date, becoming 100% vested on the fourth annual anniversary of the vesting start date.
Employment Agreements
Chief Executive Officer–Ms. Elsner Employment Agreement
On October 31, 2023, we appointed Adrienne Elsner, a director of Benson Hill, as the Chief Executive Officer of our Company. Prior to this appointment, Ms. Elsner served as our Interim Chief Executive Officer since June 15, 2023. In connection with her appointment as Chief Executive Officer, we entered into a new employment agreement with Ms. Elsner, effective as of December 22, 2023 (the “CEO Employment Agreement”), which superseded and replaced the employment agreement we entered into with Ms. Elsner upon her appointment as Interim CEO (the “Interim Employment Agreement”). The CEO Employment Agreement sets forth the principal terms and conditions of Ms. Elsner’s employment as our Chief Executive Officer, including her duties and obligations to our Company. The CEO Employment Agreement will remain in force and effect until terminated in accordance with the provisions of Section 4 therein.
Under the CEO Employment Agreement, Ms. Elsner is entitled to, among other things: (i) an annual base salary of $550,000 (which annual base salary remains unchanged from the Interim Employment Agreement), subject to adjustment by our Board; (ii) retain the RSU award granted to her pursuant to the Interim Employment Agreement, which award represents the right to receive 735,244 shares of our Common Stock and is scheduled to fully vest on June 15, 2024, subject to the terms and conditions of the applicable award agreement; (iii) a housing allowance of $3,000 per month, grossed up for taxes; and (v) participate in all employee benefit plans, practices, and programs, including fringe benefits and perquisites, that are maintained by our Company.
Under the CEO Employment Agreement, Ms. Elsner is eligible to receive, among other things: (i) an annual cash bonus equal to approximately 125% of her applicable base salary, subject to achievement of certain Company and individual performance metrics as may be established by our Board or our Compensation Committee; (ii) equity awards under our 2021 Omnibus Incentive Plan (the “Omnibus Plan”) and our LTIP; (iii) a one-time equity bonus of 1,000,000 shares of restricted stock, conditioned on vesting schedules and the satisfaction of certain performance criteria set by our Board or our Compensation Committee, as provided in the applicable award agreement; (iv) reimbursement of

COBRA continuation coverage premiums for Ms. Elsner and Ms. Elsner’s dependents through the earliest of 18 months, the maximum COBRA period, or the date on which Ms. Elsner becomes eligible under another group health plan and (vii) is entitled to participate in all employee benefit plans, practices, and programs, including fringe benefits and perquisites, that are maintained by our Company.
In the event Ms. Elsner is terminated by our Company without cause or by Ms. Elsner for good reason, and she signs a release of claims in favor of our Company, Ms. Elsner will be entitled to (i) a continuation of her base salary paid in equal installments from the release effective date until the first anniversary of the date of termination or resignation; (ii) a lump sum amount equal to the annual bonus earned prior to termination; (iii) a lump sum amount equal to the remaining annual bonus assuming performance targets were satisfied; (iv) reimbursement of COBRA continuation coverage premiums for Ms. Elsner and Ms. Elsner’s dependents through the earliest of 18 months, the maximum COBRA period, or the date on which Ms. Elsner becomes eligible under another group health plan; (v) a lump sum equal to the amount equivalent to the cost of six months of COBRA premiums, grossed up for taxes, if Ms. Elsner has not become eligible for coverage under other group health coverage on the 18 month anniversary of the termination; and (vi) equity awards subject to time-based vesting will become vested to the extent such awards would be vested had Ms. Elsner remained employed. In the event Ms. Elsner’s employment is terminated due to death or disability, Ms. Elsner is entitled to the amounts described in (i) and (vi) in the foregoing sentence.
The CEO Employment Agreement contains customary non-competition, non-disparagement, and non-solicitation provisions.
We reimbursed Ms. Elsner’s attorney fees in the amount of $36,301.50 in connection with the review and execution of the CEO Employment Agreement and the Interim Employment Agreement.
Former Chief Executive Officer–Mr. Crisp Separation and Release Agreement and Consulting Agreement
On June 15, 2023, Matthew B. Crisp agreed to resign as our Chief Executive Officer, effective immediately. In connection with Mr. Crisp’s resignation, we entered into a separation and release agreement with Mr. Crisp, dated as of June 15, 2023 (the “Crisp Separation Agreement”). Pursuant to the Crisp Separation Agreement, among other things: (i) Mr. Crisp’s employment agreement with our Company, dated September 29, 2021 (the “Crisp Employment Agreement”), was terminated; (ii) Mr. Crisp provided a general release of claims in favor of our Company; (iii) all of Mr. Crisp’s outstanding equity awards shall continue to vest for the duration of Mr. Crisp’s Consultancy (as defined in the Crisp Consulting Agreement (as defined below)); (iv) if Mr. Crisp’s Consultancy is terminated without cause or due to death or disability, then at the termination of his Consultancy, any unvested portion of such outstanding equity awards that are subject to time-based vesting shall become vested on such date to the extent that the awards would otherwise have vested through the June 15, 2025 vesting period; (v) our Company will pay Mr. Crisp a lump sum amount equivalent to 18 months of individual COBRA premiums with an additional six month grossed up lump sum if no group coverage is available at the end of the COBRA period and will reimburse the actual cost of dependent COBRA coverage up to the maximum COBRA period or until enrolled in group coverage; (vi) in the event that Mr. Crisp is terminated within 12 months following or three months preceding a Change in Control (as such term is defined in our Omnibus Plan, then any unvested portion of such outstanding equity awards that are subject to time-vesting (including, but not limited to, any awards for which the performance goals have been achieved but that remain subject to time vesting) shall become fully time-vested as of the termination of Mr. Crisp’s Consultancy; and (vii) in the event that Mr. Crisp’s Consultancy is terminated (a) by our Company for cause or (b) voluntarily by Mr. Crisp, then all vesting will cease as of the date Mr. Crisp’s Consultancy is terminated and all unvested equity awards shall be forfeited. Additionally, pursuant to the Crisp Separation Agreement, certain provisions of the Crisp Employment Agreement regarding the loyalty agreement entered into between Mr. Crisp and our Company and certain non-

competition and non-solicitation provisions of the Crisp Employment Agreement shall survive the termination of the Crisp Employment Agreement. Mr. Crisp remains subject to a clawback provision whereby he agrees to forfeit any unpaid Phase I or Phase II bonus under the Consulting Agreement and to repay any portions of the Phase I or Phase II bonus already paid in the event Mr. Crisp’s Consultancy is terminated for cause due to violations of the restrictive covenants in the Crisp Separation Agreement, provided that Mr. Crisp be provided a fifteen day cure period if our Company determines the violation is capable of being cured.
In connection with Mr. Crisp’s resignation, we entered into a consulting agreement with Mr. Crisp (the “Crisp Consulting Agreement”), pursuant to which Mr. Crisp will be engaged as a consultant to provide transition support through June 15, 2024.
Pursuant to the terms of the Crisp Consulting Agreement, among other things: (i) for the period of June 16, 2023 through December 15, 2023 (“Phase I”), Mr. Crisp will provide transition support to effectuate the transition to the interim CEO, including supporting high priority turnover of external relationships, advice relating to our Company’s business, and related services, up to twenty hours per week; and (ii) for the period of December 16, 2023 through June 15, 2024 (“Phase II”), Mr. Crisp will provide services to complete other advisory needs and duties for up to ten hours per week. For the duration of Phase I, our Company shall pay to Mr. Crisp a potential total fee amount of $312,500 in periodic installments, and for the duration of Phase II, our Company shall pay to Mr. Crisp a potential total fee amount of $156,250 in periodic installments. Provided that Mr. Crisp executes a general release in favor of our Company, upon the completion of Phase I, Mr. Crisp will receive a lump sum payment equal to $1,523,437.50, and provided that Mr. Crisp executes a general release in favor of our Company, upon the completion of Phase II, Mr. Crisp will receive a lump sum payment equal to $507,812.50. In the event the Crisp Consulting Agreement is terminated by Mr. Crisp or by our Company for cause (as defined in the Crisp Consulting Agreement): (i) Mr. Crisp shall forfeit and lose all entitlement to any amounts other than the accrued but unpaid fees due and payable at the time of the termination and shall forfeit any interest in any portion of the Phase I compensation or Phase II compensation that had not been earned as of such date; and (ii) all of Mr. Crisp’s outstanding equity awards will cease vesting as of the date the Crisp Consulting Agreement is terminated, and Mr. Crisp shall forfeit and lose all entitlement to all unvested equity awards. In the event the Crisp Consulting Agreement is terminated by Mr. Crisp or terminated for cause by reason of his breach of the restrictive covenants in the Crisp Separation Agreement, Mr. Crisp shall forfeit and lose all entitlement to any portion of the Phase I bonus or Phase II bonus not paid prior to the date the Crisp Consulting Agreement is terminated.
We reimbursed Mr. Crisp’s attorney fees in the amount of $39,600 in connection with his review and execution of the Crisp Separation Agreement and the Crisp Consulting Agreement.
The Crisp Consulting Agreement has since been terminated without cause and paid out effective as of January 30, 2024. Subject to the terms and conditions of the Crisp Consulting Agreement and the Crisp Separation Agreement, Mr. Crisp is entitled to, among other things, (i) payment of all amounts that would otherwise be due under Section 2 of the Crisp Consulting Agreement had our Company not terminated the Consulting Agreement prior to June 15, 2024; (ii) any unvested portion of outstanding equity awards that are subject to time-based vesting shall become vested on such date to the extent that the awards would otherwise have vested through the June 15, 2025 vesting period; and (iii) our Company will pay Mr. Crisp a lump sum amount equivalent to 18 months of individual COBRA premiums with an additional six month grossed up lump sum if no group coverage is available at the end of the COBRA period and will reimburse the actual cost of dependent COBRA coverage up to the maximum COBRA period or until enrolled in group coverage.

Former Chief Financial Officer–Mr. Freeman Employment Agreement
On March 25, 2022, our Company and Mr. Freeman entered into an Executive Employment Agreement (the “Freeman Employment Agreement”) in connection with Mr. Freeman’s service as our Chief Financial Officer. The Freeman Employment Agreement became effective immediately following the filing of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Pursuant to the Freeman Employment Agreement, Mr. Freeman (i) is entitled to an initial annual base salary of $450,000, (ii) is eligible to receive an annual cash bonus with a target amount of 50% of his annual base salary, determined based on the achievement of certain Company and individual performance goals set by our Board or our Compensation Committee, and subject to other terms and conditions of the Freeman Employment Agreement, and (iii) is eligible to participate in our Omnibus Plan and our LTIP, as determined by our Board or our Compensation Committee, in its sole discretion. The target equity award for Mr. Freeman’s 2023 annual grant will have a grant date fair value equal to 75% of Mr. Freeman’s base salary, and shall vest 25% on each of the first four anniversaries of the grant date, subject to Mr. Freeman’s continued employment with our Company through the applicable vesting date.
In addition, Mr. Freeman received a one-time sign-on equity bonus (the “Sign-On Equity Award”) of 300,000 RSUs, which shall vest 25% on each of the first four anniversaries of the bonus’s grant date, subject to Mr. Freeman’s continued employment with our Company through each anniversary vesting date. Mr. Freeman is also eligible to participate in all benefit plans and programs available to similarly situated executives of our Company.
The Freeman Employment Agreement provides for (i) reimbursement for housing for Company related travel to St. Louis of up to $2,500 per month through the earlier of July 31, 2023 or Mr. Freeman’s relocation to St. Louis and (ii) reimbursement of up to $30,000 for reasonable relocation expenses incurred prior to July 31, 2023 (plus a gross-up to cover any taxes paid by executive related to such relocation reimbursement). This was later extended for the remainder of 2023.
Under the Freeman Employment Agreement, upon a termination by our Company without Cause or Mr. Freeman’s resignation for Good Reason (each as defined in the Freeman Employment Agreement, and together an “Involuntary Freeman Termination”), Mr. Freeman would be entitled to the following benefits, subject to continued compliance with certain restrictive covenants and execution of a release of claims in favor of our Company: (i) salary continuation for one year; (ii) a lump sum payment equal to any unpaid annual bonus for the calendar year prior to the Involuntary Freeman Termination; (iii) a lump sum payment equal to any annual bonus that would have been payable in the year of the Involuntary Freeman Termination (based on the lower of achievement of the applicable target performance goals or actual performance), prorated based on the portion of such year in which Mr. Freeman was employed (“Freeman Separation Year Bonus”); and, (iv) if Mr. Freeman timely elects COBRA continuation coverage, up to 12 months of reimbursements for his COBRA premium payments.
In addition, if in the 12 months following a Change in Control (as defined in our Omnibus Plan), Mr. Freeman experiences an Involuntary Freeman Termination or if the circumstances that ultimately give rise to the Involuntary Freeman Termination occur within the three months prior to a Change in Control, (i) Mr. Freeman will be eligible for an additional six months of salary continuation and COBRA premiums, (ii) the Freeman Separation Year Bonus will not be subject to proration, and (iii) any unvested portion of outstanding equity awards that are subject to time-vesting, including the Sign-On Equity Award, shall become fully time-vested.
Mr. Freeman is also a party to our Company’s 2021 general form of Loyalty Agreement used for Company employees, which provides for one-year salary continuation upon an employee’s separation if, in our Company’s sole discretion, our Company elects to bind the employee to a one-year post-employment non-competition covenant. This Loyalty Agreement also provides for certain restrictive covenants, including confidentiality, intellectual property assignment, and non-solicitation of employees, consultants or customers during employment and for one year post-termination. The Employment Agreement also provides for up to an additional 12 months of base salary continuation if our Company elects to extend the restrictive period for Mr. Freeman’s non-compete covenant.
The Freeman Employment Agreement also provides that to the extent an event or events occur that would trigger the application of Code Section 280G, and result in “parachute payments” within the meaning of Code Section 280G to be paid to Mr. Freeman, any such parachute payments payable to Mr. Freeman will be reduced to the maximum amount that does not trigger an excise tax under Code Section 280G unless Mr. Freeman would be better off on an after-tax basis receiving all such parachute payments.
On February 13, 2024, we entered into a Separation Agreement (the “Separation Agreement”) with Mr. Freeman, pursuant to which the parties agreed to mutually terminate the employment relationship effective as of March 29, 2024. Mr. Freeman’s departure was not a result of any disagreement regarding our financial statements or disclosures or our operations, policies or practices. Subject to its terms and conditions, the Separation Agreement, among other things, provides that Mr. Freeman will be eligible to receive a separation payment and other benefits upon executing a release agreement (the “Release Agreement”). Subject to its terms and conditions, the Release Agreement provides for, among other things: (i) a severance payment to Mr. Freeman in the amount of $462,280, to be paid in equal installments over the course of twelve months (the “Separation Period”); (ii) a bonus payment for 2023 based on the lower of (a) achievement of the applicable target performance goals for 2023, or (b) our Company’s actual performance as determined by our Board or our Compensation Committee, (iii) a pro-rated bonus payment for 2024 based on the lower of (a) achievement of the applicable target performance goals for 2024, or (b) our Company’s actual performance as determined by our Board or our Compensation Committee; and (iv) reimbursement for continuing medical, dental and/or vision benefits under COBRA for Mr. Freeman and his covered dependents, to the extent Mr. Freeman elects such coverage, for a period ending on the earliest of: (a) the expiration of the Separation Period; (b) the date Mr. Freeman is no longer eligible to receive COBRA continuation coverage; (c) the date on which Mr. Freeman becomes eligible to receive substantially similar coverage from another employer or other source; or (d) Mr. Freeman fails to remit payment for Mr. Freeman’s portion of the COBRA premium. Pursuant to the Release Agreement, Mr. Freeman provided a general release of claims in favor of our Company, which contained certain non-competition, non-solicitation, non-disparagement, and confidentiality provisions applicable to Mr. Freeman.
Chief Technology Officer–Mr. Bull Employment Agreement
On September 9, 2021, our Company and Mr. Bull entered into an Executive Employment Agreement (the “Bull Employment Agreement”) in connection with Mr. Bull’s service as our Chief Technology Officer. The Bull Employment Agreement became effective upon the closing of the Merger.
Pursuant to the Bull Employment Agreement, Mr. Bull (i) is entitled to an annual base salary of $410,000, (ii) is eligible to receive an annual cash bonus with a target amount of 50% of his annual base salary, determined based on the achievement of certain Company and individual performance goals set by our Board or our Compensation Committee, and subject to other terms and conditions of the Bull Employment Agreement, and (iii) starting in 2022, is eligible to participate in our Omnibus Plan and our LTIP, as determined by our Board or our Compensation Committee, in its sole discretion. The target equity award for Mr. Bull’s 2022 annual grant will have a grant date fair value equal to 75% of Mr. Bull’s base salary, and shall vest 25% on each of the first four anniversaries of the grant date, subject to Mr. Bull’s continued employment with our Company through the applicable vesting date.

In addition, in consideration of Mr. Bull entering into the Bull Employment Agreement, Mr. Bull became eligible to receive 67,000 RSUs, subject to Mr. Bull’s continued employment with our Company through September 29, 2024 (the third anniversary of the Merger Closing Date) and certain performance-based vesting conditions generally based on the achievement by our Common Stock of certain 30-day volume-weighted average price per share of milestones (as detailed in the Bull Employment Agreement).
Under the Bull Employment Agreement, upon a termination by our Company without Cause or Mr. Bull’s resignation for Good Reason (each as defined in the Bull Employment Agreement, and together an “Involuntary Bull Termination”), Mr. Bull would be entitled to the following benefits, subject to continued compliance with certain restrictive covenants and execution of a release of claims in favor of our Company: (i) salary continuation for one year; (ii) a lump sum payment equal to any unpaid annual bonus for the calendar year prior to Mr. Bull’s separation; (iii) a lump sum payment equal to any annual bonus that would have been payable in the year of Mr. Bull’s separation (based on the lower of achievement of the applicable target performance goals or actual performance), prorated, based on the portion of such year in which Mr. Bull is employed (the “Bull Separation Year Bonus”); and (iv) if Mr. Bull timely elects COBRA continuation coverage, up to 12 months of reimbursements for Mr. Bull’s COBRA premium payments.
In addition, if in the 12 months following a Change in Control, Mr. Bull experiences an Involuntary Termination or if the circumstances that ultimately give rise to the Involuntary Termination occur within the three months prior to a Change in Control, (i) Mr. Bull will be eligible for an additional six months of salary continuation and COBRA premiums and the Bull Separation Year Bonus will not be subject to proration and (ii) the unvested portions of any outstanding equity awards that are subject to time-vesting shall become fully time-vested.
Mr. Bull is also party to our Company’s general form of Loyalty Agreement, which provides for one-year salary continuation upon an employee’s separation if, in our Company’s sole discretion, our Company elects to bind the employee to a one-year post-employment non-competition covenant. This Loyalty Agreement also provides for certain restrictive covenants, including confidentiality, intellectual property assignment, and non-solicitation of employees, consultants or customers during employment and for one-year post-termination. The Bull Employment Agreement also provides for up to an additional 12 months of base salary continuation if our Company elects to extend the restrictive period for Mr. Bull’s non-compete covenant.
The Bull Employment Agreement also provides that to the extent an event or events occur that would trigger the application of Code Section 280G, and result in “parachute payments” within the meaning of Code Section 280G to be paid to Mr. Bull, any such parachute payments payable to Mr. Bull will be reduced to the maximum amount that does not trigger an excise tax under Code Section 280G unless Mr. Bull would be better off on an after-tax basis receiving all such parachute payments.
Base Salary Adjustments
In March 2023, Mr. Freeman’s base salary was increased from $450,000 to $462,280 pursuant to the terms of the Freeman Employment Agreement.
In March 2023, Mr. Bull’s base salary was increased from $426,000 to $454,116 pursuant to the terms of the Bull Employment Agreement.
Annual Cash Bonuses
Benson Hill uses annual cash incentive bonuses to motivate employees’ achievement of short-term performance goals by tying a portion of participants’ cash compensation to performance. During the first quarter of 2023, our Compensation Committee selected performance objectives, target opportunity levels, and other terms and conditions for cash incentive awards pursuant to our 2023 AIP. Ms. Elsner,

Mr. Freeman, and Mr. Bull participated in our 2023 AIP. Participants’ award target opportunity is expressed as a percentage of a participant’s base salary, subject to the terms of applicable employment agreements. Our Compensation Committee determines the ultimate awards, in its sole discretion, based on its assessment of individual performance factors and company performance factors, which in 2023 included revenue, earnings and margin targets. Under the 2023 AIP, our Compensation Committee retained the right in its sole discretion to increase or decrease the company performance factors, or any award thereunder, if it determined, in its sole discretion, that such a decision would more appropriately reflect the Company’s performance over the measurement period of the award. In early 2024, based on its assessment, our Compensation Committee used its discretion to adjust downward the overall company performance factor, resulting in final AIP payouts based on both company performance factors and individual performance factors to our applicable NEOs of 30%-90% of their target awards, as reflected in the “Non-Equity Incentive Compensation” column in the Summary Compensation Table.
Stock-Based Awards
Benson Hill uses stock-based awards to promote our interests by providing our executives and officers with the opportunity to acquire equity interests as an incentive for their remaining in our service and aligning our executives’ interests with those of our equity holders. In 2023, Ms. Elsner was granted performance restricted stock and Mr. Bull, among other employees, was granted performance RSUs. Each such grant is subject to time-based and performance-based vesting criteria pursuant to our Omnibus Plan. Additionally, in 2023, our NEOs received grants of long-term equity incentive awards pursuant to our LTIP. In the past, our NEOs have received grants of RSUs in the form of Retention Awards, Sign-On Awards, Earn Out Awards, and Founders Grants subject to time-based vesting, performance-based vesting or both, pursuant to our Omnibus Plan. We have previously made stock option awards to our NEOs subject to time-based vesting, performance-based vesting or both, all as reflected in our Outstanding Equity Awards at 2023 Fiscal Year-End table below.
Benson Hill has temporarily halted LTIP grants for 2024 based on our Compensation Committee’s recommendation and input from an independent compensation consultant. However, we plan to grant customized equity awards to employees, including our NEOs, to encourage retention. These awards are expected to mainly consist of RSUs, with time-based and/or performance-based vesting.
Employee Benefit Plans
Our NEOs are generally eligible to participate in our health and welfare, retirement and other employee benefit programs on the same basis as other employees, subject to applicable law. We maintain a 401(k) plan for eligible employees. Under the 401(k) plan, eligible employees may elect to contribute a portion of their eligible compensation as pre-tax or Roth deferrals or on an after-tax basis in accordance with the limitations imposed under the Code. We match 100% of each dollar contributed by a participant, up to the first 3% of eligible 401(k) compensation, and 50% of each dollar contributed between 3% and 5% of the participant’s eligible 401(k) compensation, subject to limitations imposed under the Code. We may also make discretionary matching contributions up to 4% of a participant’s eligible 401(k) compensation.
Outstanding Equity Awards at 2023 Fiscal Year-End Table
The following table shows information regarding outstanding equity awards held by our NEOs as of December 31, 2023.

		Option Awards
				Equity			Equity Incentive	Equity Incentive
				Incentive			Plan Awards:	Plan Awards:
				Plan Awards			Number of	Market or
		Number of	Number of	Number of			Unearned	Payout Value
		Securities	Securities	Securities			Shares, Units	Of Unearned
		Underlying	Underlying	Underlying			Or Other	Shares, Units or
		Unexercised	Unexercised	Unexercised	Option	Option	Rights That	Other Rights
		Options	Options	Unearned	Exercise	Expiration	Have Not	That Have Not
Name		Exercisable(#)	Unexercisable(#)(1)	Options	Price($)	Date	Vested(#)	Vested($)
Adrienne Elsner	(2)	172,064	—	—	1.1	4/1/2029
	(3)	172,064	—	—	1.99	2/9/2031	—
	(4)	—	—	—			172,064	176,984	(24)
	(4)	—	—	—			172,064	176,984	(24)
	(5)	—	—	—			—
	(6)	—	—	—			735,244	127,932
	(7)
Matthew B. Crisp	(8)	80,656	—	—	0.15	4/29/2024	—	—	(25)
	(9)	215,080	—	—	0.15	4/29/2024	—	—	(25)
	(10)	322,620	—	—	0.50	4/29/2024	—	—	(25)
	(11)	537,700	—	—	1.10	4/29/2024	—	—	(25)
	(12)	201,636	67,213	—	1.35	4/29/2024	—	—	(25)
	(13)	201,636	67,213	—	1.99	4/29/2024	—	—	(25)
	(14)	403,275	134,425	—	1.99	4/29/2024	—	—	(25)
	(15)	—	—	—	—	—	193,107	3,669	(24), (26)
	(15)	—	—	—	—	—	189,030	3,024	(24), (26)
	(16)	—	—	—	—	—	2,000,000	5,516	(26)
	(17)	—	—	—	—	—	281,955	49,060	(26)
	(18)	—	—				653,765	113,755	(26)
Dean Freeman	(19)	—	—	—	—	—	225,000	39,150
	(17)	—	—	—	—	—	82,748	14,398
	(18)						211,820	36,857
Jason Bull	(20)	161,310	53,770	—	1.35	5/31/2030	—	—
	(21)	80,655	26,885	—	1.99	2/8/2031	—	—
	(22)	80,655	80,655	—	1.99	2/8/2031	—	—
	(15)	—	—	—	—	—	81,528	618,798	(24)
	(23)	—	—	—	—	—	91,907	372,223
	(14)	—	—	—	—	—	90,471	15,742
	(18)	—	—	—	—	—	167,259	29,103
	(7)	—	—	—	—	—	500,000	79,950

(1)	Unless otherwise noted below, these option awards vest and become exercisable in approximately equal installments on each of the first four anniversaries of the applicable grant date, subject to continued service with our Company through each such vesting date. The regular term of each option expires on the tenth anniversary of the applicable grant date.
(2)	Granted on April 1, 2019, while Ms. Elsner was a member of the Board and not an executive officer. Award fully vested on April 1, 2021.
(3)	Granted on February 9, 2021, while Ms. Elsner was a member of the Board and not an executive officer. Award fully vested on March 1, 2023.
(4)	Granted on September 29, 2021, while Ms. Elsner was a member of the Board and not an executive officer. This RSU award vests subject to continued service with our Company, if at any time on or after the vesting start date but on or prior to the third anniversary of the vesting start date the closing price per share of our Common Stock over any 20 trading days within any 30 consecutive trading day period equals or exceeds: (i) $14, then 50% of this award will vest; and (ii) $16, then 50% of this award will vest.
(5)	Granted on July 1, 2022, while Ms. Elsner was a member of the Board and not an executive officer. Award fully vested on July 1, 2023.
(6)	Granted on June 15, 2023, in connection with Ms. Elsner becoming Interim Chief Executive Officer. This RSU award fully vests on June 15, 2024, subject to her continued service with our Company.
(7)	Granted on December 21, 2023 and subject to time- and performance-based vesting criteria.
(8)	Granted on November 1, 2015. Award fully vested on November 1, 2019.
(9)	Granted on May 11, 2016. Award fully vested on March 2, 2021.
(10)	Granted on April 4, 2017. Award fully vested on April 7, 2021.
(11)	Granted on August 14, 2018. Award fully vested on August 14, 2022.
(12)	Granted on October 13, 2019. This option award vests and becomes exercisable in approximately equal installments on each of the first four anniversaries of the vesting commencement date (here, October 21, 2020, the date the award’s performance milestone was achieved), subject to continued service with our Company through each such vesting date.
(13)	Granted on January 25, 2021. This option award vests and becomes exercisable in approximately equal installments on each of the first four anniversaries of the vesting commencement date (here, October 21, 2020), subject to continued service with our Company through each such vesting date.
(14)	Granted on February 9, 2021. This option award vests and becomes exercisable in approximately equal installments on the vesting commencement date (here, September 29, 2021) and each of the first three anniversaries of the vesting commencement date, subject to continued service with our Company through each such vesting date.
(15)	Granted on September 29, 2021. This RSU award vests subject to continued service with our Company, if at any time on or after the vesting start date but on or prior to the third anniversary of the vesting start date the closing price per share of our Common Stock over any 20 trading days within any 30 consecutive trading day period equals or exceeds: (i) $14, then 50% of this award will vest; and (ii) $16, then 50% of this award will vest.

(16)	Granted on January 7, 2022. The vesting start date for this RSU award is September 29, 2021. The award time vests subject to continued service with our Company and will become 100% time vested on the third anniversary of the vesting start date. These RSUs will performance vest as to (i) 25% if and when the 30-day VWAP at any time on or after the first anniversary of the vesting start date but on or prior to the third anniversary of the vesting start date, is above $15, (ii) 25% if and when the 30-day VWAP at any time on or after the first anniversary of the vesting start date but on or prior to the fourth anniversary of the vesting start date, is above $20, (iii) 25% if and when the 30-day VWAP at any time on or after the first anniversary of the vesting start date but on or prior to the fifth anniversary of the vesting start date, is above $25 and (iv) 25% if and when the 30-day VWAP at any time on or after the first anniversary of the vesting start date but on or prior to the sixth anniversary of the vesting start date, is above $30, provided that, if any of the 30-day VWAP targets in the foregoing clauses (i)-(iv) are not achieved by the respective deadlines, such 30-day VWAP target will be increased by 10% and the applicable 25% tranche of the RSUs with respect to that 30-day VWAP target (as increased) will vest if and when such increased 30-day VWAP target is achieved at any time within the 12-month period following the original deadline for such 30-day VWAP target. The second award was granted on March 18, 2022. The vesting start date for this award is the grant date. The RSU award vests subject to continued service with our Company through each applicable vesting date with 25% of the RSUs vesting on each annual anniversary of the vesting start date, becoming 100% vested on the fourth annual anniversary of the vesting start date.
(17)	Granted on March 18, 2022. This RSU award vests subject to continued service with our Company, 25% on March 18, 2023; 25% on March 18, 2024; 25% on March 18, 2025; and 25% on March 18, 2026.
(18)	Granted on March 16, 2023. This RSU award vests subject to continued service with our Company, 25% on March 16, 2024; 25% on March 16, 2025; 25% on March 16, 2026; and 25% on March 16, 2027.
(19)	Granted on February 2, 2022. This sign-on RSU award vests subject to continued service with our Company, 25% on February 2, 2023; 25% on February 2, 2024; 25% on February 2, 2025; and 25% on February 2, 2026.
(20)	Granted on June 1, 2020. This option award vests and becomes exercisable in approximately equal installments on each of the first four anniversaries of the vesting commencement date (here, June 1, 2020), subject to continued service with our Company through each such vesting date.
(21)	Granted on February 9, 2021. This option award vests and becomes exercisable in approximately equal installments on the vesting commencement date (here, September 29, 2021) and each of the first three anniversaries of the vesting commencement date, subject to continued service with our Company through each such vesting date.
(22)	Granted on February 9, 2021. This option award vests and becomes exercisable in approximately equal installments on each of the first four anniversaries of the vesting commencement date (here, February 9, 2021), subject to continued service with our Company through each such vesting date.
(23)	Granted on January 7, 2022. The vesting start date for this RSU award is September 29, 2021. The award time vests subject to continued service with our Company and will become 100% time vested on the third anniversary of the vesting start date. These RSUs will performance vest as to (i) 50% if and when the volume weighted average price per share of the Common Stock over 30 consecutive trading days (the “30-day VWAP”) at any time on or after the first anniversary of the vesting start date but on or prior to the third anniversary of the vesting start date, is above $15; and (ii) 50% if and when the 30-day VWAP at any time on or after the first anniversary of the vesting start date but on or prior to the fifth anniversary of the vesting start date, is above $20, provided that, if any of the 30-day VWAP target in clause (i) is not achieved by the third anniversary of the vesting start date, such 30-day VWAP target will be increased by 10% and the applicable 50% tranche of the RSUs with respect to the 30-day VWAP target (as increased) will vest if and when such increased 30-day VWAP target is achieved at any time within the 12-month period following the third anniversary of the vesting start date. The second award was granted on March 18, 2022. The vesting start date for this RSU award is the grant date. The RSU award vests subject to continued service through each applicable vesting date with 25% of the RSUs vesting on each annual anniversary of the vesting start date, becoming 100% vested on the fourth annual anniversary of the vesting start date.
(24)	The amounts included in this column are the earn out awards. These earn out awards were valued by a third-party valuation firm based on a Monte Carlo simulation.

(25)	These options expired, unexercised, on April 29, 2024, which was 90 days after his termination as a consultant on January 30, 2024.
(26)	These equity awards were cancelled when Mr. Crisp’s service as a consultant terminated on January 30, 2024.
Insider Trading Policy and Hedging and Pledging Policy
Under the terms of our insider trading policy, no agents, officers, employees, contractors, consultants and members of our Board of Directors (and their respective family members) may engage in hedging or monetization transactions involving our securities. In addition, such persons may not hold our securities in a margin account or pledge our securities as collateral for a loan unless the pledge has been approved by our General Counsel.
EQUITY COMPENSATION PLAN INFORMATION
Equity Compensation Plans
The following descriptions of our equity compensation plans are qualified by reference to the full text of those plans.

●
Benson Hill Biosystems, Inc. 2012 Stock Incentive Plan. Benson Hill maintains the Benson Hill Biosystems, Inc. 2012 Stock Incentive Plan (the “SIP”) in order to facilitate the past grant of stock options to directors, employees (including the named executive officers) and consultants of Legacy Benson Hill and its affiliates. In connection with the Merger Closing, all outstanding stock options of Legacy Benson Hill were converted into options to purchase shares of our Common Stock.

●
Benson Hill 2021 Omnibus Incentive Plan. In connection with the Merger, our stockholders approved the Omnibus Plan, which replaced the SIP with respect to future equity grants. The Omnibus Plan reserves 4% of the shares of our Common Stock outstanding as of the Merger Closing for awards to be issued under the Omnibus Plan (which includes the Exercise Price Options), plus a number of shares of our Common Stock to be used for the issuance of Earn Out Awards under the Omnibus Plan. In addition, the pool will increase on January 1 of each year from 2023 to 2031 by 3% of the total number of shares of our Common Stock outstanding on the last day of the prior calendar year; provided, that the Omnibus Plan’s administrator does not act prior to the January 1st of a given year to provide that there will be no increase in the share reserve for that year, or that the increase in the share reserve will be smaller than as provided in the Omnibus Plan. The purpose of the Omnibus Plan is to advance the interests of Benson Hill and our stockholders by providing an incentive program that will enable Benson Hill to attract, retain and award employees, consultants and directors and to provide them with an equity interest in the growth and profitability of Benson Hill. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, RSUs, performance shares, performance units, other stock-based awards and cash-based awards. Future awards will be granted at the discretion of Benson Hill.

●
Benson Hill 2022 Employee Stock Purchase Plan. Beginning in the third quarter of 2022, our Company implemented an employee stock purchase plan (the “ESPP”) that allows eligible employees to acquire shares of our Common Stock at a 15% discount from the lesser of the closing sales price of our Common Stock on first and final day of the applicable offering period. The ESPP is a qualified plan under Section 423 of the Code. A total of 5,000,000 shares of our Common Stock are reserved for issuance under the ESPP. Based upon current trends, our Company anticipates the number of shares available for issuance under the ESPP will support the grant of options until at least seven years from the effective date of the ESPP up to its 10-year term. Shares available for issuance under the ESPP may consist of options under the ESPP which have not yet been exercised, and authorized but unissued shares of our Common Stock not yet placed under option. The purpose of the ESPP is to provide a means by which eligible employees of Benson Hill and any designated subsidiaries may be given an opportunity to purchase shares of our Common Stock through accumulated payroll deductions in order to assist Benson Hill in retaining the services of current eligible employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for our success.

●
Benson Hill 2023 Long Term Incentive Program. On March 1, 2023, our Compensation Committee approved the 2023 Long Term Incentive Program (the “LTIP”), in which our Company’s NEOs may participate. Under the LTIP, participants are eligible to be granted certain stock-based incentive awards, including time-vested RSUs and/or performance-vested RSUs. Any such stock-based awards will be issued pursuant to and subject to the terms of our Omnibus Plan and an award agreement executed thereunder. The number of RSUs a participating employee will be eligible to receive pursuant the LTIP will be determined based on a target percentage of the participating employee’s base pay and an individual performance factor. RSUs granted under the LTIP will vest annually over a three-year period commencing on the vesting start date and, for some senior executives, the RSUs may vest upon the attainment of predetermined Company performance goals in addition to time vesting. Pursuant to the LTIP, our Compensation Committee will retain broad authority to administer the LTIP and to exercise discretion in connection with awards and other determinations made thereunder.

The following table presents information as of December 31, 2023 with respect to compensation plans under which shares of our Common Stock may be issued.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders
2012 Stock Incentive Plan	5,130,833(2)	4.32	—
2021 Omnibus Incentive Plan	16,138,147(3)	1.64	5,066,129
Equity compensation plans not approved by security holders	—	—	—
Total	22,268,980	3.57	5,066,129

(1)	The weighted average exercise price does not take into account the shares underlying outstanding RSUs, including performance RSUs, which have no exercise price.
(2)	Includes 5,130,833 shares subject to outstanding stock options and no shares subject to outstanding RSUs.
(3)	Includes 1,975,507 shares subject to outstanding stock options, 8,089,626 shares subject to outstanding RSUs, and 6,073,014 shares subject to outstanding PSUs.
Potential Payments Upon Termination or Change in Control
Pursuant to his Employment Agreement, Mr. Bull is eligible for salary continuation payments upon a separation where our Company elects to bind him to a two-year post-termination non-compete covenant (as summarized in the section titled “Executive Compensation—Employment Agreements”).
Pursuant to the terms of the CEO Employment Agreement, in the event Ms. Elsner is terminated by our Company without cause or by Ms. Elsner for good reason, Ms. Elsner is entitled to (i) the base salary until the first anniversary of the date of resignation or termination, (ii) a lump sum amount equal to the annual bonus earned prior to termination; (iii) a lump sum amount equal to the remaining annual bonus assuming performance targets were satisfied; (iv) reimbursement of COBRA continuation coverage premiums for Ms. Elsner and Ms. Elsner’s dependents through the earliest of 18 months, the maximum COBRA period, or the date on which Ms. Elsner becomes eligible under another group health plan; (v) a lump sum equal to the amount equivalent to the cost of six months of COBRA premiums, grossed up for taxes, if Ms. Elsner has not become eligible for coverage under other group health coverage on the 18 month anniversary of the termination; and (vi) equity awards subject to time-based vesting will become vested to the extent such awards would be vested had Ms. Elsner remained employed.
If the resignation or termination occurs within twelve months following a Change in Control, or if the circumstances that ultimately give rise to the resignation or termination occur within the three months prior to a Change in Control, Ms. Elsner is entitled to (i) receive six additional months of Base Salary severance payments; (ii) any bonus payable will be paid for the full year not prorated; and (iii) unvested outstanding equity awards will be treated as provided in the applicable award agreement. In the event Ms. Elsner’s employment is terminated due to death or disability, Ms. Elsner is entitled to (i) all Accrued Amounts (as defined in the CEO Employment Agreement); and (ii) equity awards subject to time-based vesting will become vested to the extent such awards would be vested. For more information, see the section titled “Executive Compensation—Employment Agreements.”
The Benson Hill, Inc. Executive Severance Plan (the “Severance Plan”) provides severance benefits (subject to execution of a release of claims in favor of Benson Hill and the participant’s continued compliance with certain restrictive covenants) to participating eligible employees, including executive officers not party to an individual employment agreement with Benson Hill, following a Qualifying Termination (as defined in the Severance Plan), including accrued benefits, salary continuation and COBRA premium reimbursements for a period of time determined based on the participant’s level in the organization and a prorated bonus for the year of such Qualifying Termination. Additionally, if certain senior executive participants experience a Qualifying Termination in the 12 months following a Change in Control (as defined in the Omnibus Plan), such participants will be eligible for additional salary continuation, full-vesting of any outstanding time-based equity awards, and the price per share implied in the Change in Control will be deemed to be the price per share for performance vesting purposes to the extent applicable to the performance target.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the executive officer, consultant and director compensation arrangements discussed above, since January 1, 2023, there has not been, nor is there currently proposed, any transaction, in which:

●	Benson Hill has been or is to be a participant;
●	the amount involved exceeded or will exceed $120,000; and
●	any of Benson Hill’s directors or executive officers or beneficial holders of more than 5% of Benson Hill’s capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (a “related party”), had or will have a direct or material interest.
In accordance with its charter, our Audit and Risk Committee reviews all related party transactions. We have a written policy governing the review of related party transactions, which are transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act. Any transaction involving any related party is subject to the review and approval process described in the policy. Pursuant to the policy, our Audit and Risk Committee reviews the material facts in determining whether or not to approve or ratify such a transaction.
PROPOSAL NO. TWO: THE AUDITOR RATIFICATION PROPOSAL
Ratifying Our Certifying Accountants for 2024
Our Audit and Risk Committee has appointed Ernst & Young, LLP (“EY”) (PCAOB ID: 42) of St. Louis, Missouri, an independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2024, and our Board of Directors is asking our stockholders to ratify that selection. Although current law, rules and regulations, as well as the charter of our Audit and Risk Committee, require our Audit and Risk Committee to engage, retain and supervise our Company’s independent registered public accounting firm, our Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of EY for ratification by stockholders as a matter of good corporate practice.
EY has continuously served as our independent registered public accounting firm since October 1, 2021. A representative of EY will be available during the meeting to make a statement if such representative desires to do so.
Independent Registered Public Accounting Firm Fees and Services
The following is a summary of the fees billed to us by Ernst & Young LLP of St. Louis, Missouri for professional services rendered for the fiscal years ended December 31, 2023 and 2022.

Ernst & Young LLP	Years Ended December 31,
	2023	2022
Audit Fees	$1,980,660	$2,679,564
Audit Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Total Fees	$1,980,660	$2,679,564
Policy on Audit and Risk Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit and Risk Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, the scope of services provided by our independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to our Audit and Risk Committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
REPORT OF OUR AUDIT AND RISK COMMITTEE
The information contained in the following report of our Audit and Risk Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.
Our Audit and Risk Committee has reviewed and discussed with our management and Ernst & Young LLP (“EY”), our audited consolidated financial statements for the fiscal year ended December 31, 2023. Our Audit and Risk Committee has also discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, and the SEC.
Our Audit and Risk Committee has received and reviewed the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the independent accountant’s communications with our Audit and Risk Committee concerning independence, and has discussed with EY its independence from us.

Based on the review and discussions referred to above, our Audit and Risk Committee recommended to our Board that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.
Submitted by the Audit and Risk Committee
David J. Lee, Chair
Richard Mack
Craig Rohr
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
APPROVAL OF PROPOSAL NO. TWO.
PROPOSAL NO. THREE: THE REVERSE STOCK SPLIT PROPOSAL
On June 3, 2024, our Board of Directors approved and recommended that our stockholders approve an amendment to our Certificate of Incorporation as set forth in Annex A to effect a reverse stock split of our Common Stock at a ratio in the range of 1-for-10 to 1-for-50, as determined by our Board of Directors in its sole discretion, without further approval or authorization of our stockholders. The reverse stock split will not change the number of authorized shares of our Common Stock, the terms of our Common Stock or the relative voting power of our stockholders. The reverse stock split, if effected, would impact all holders of our Common Stock uniformly (other than minor changes relating to the treatment of fractional shares).
We believe that enabling our Board of Directors to select the ratio from within the stated range will provide us with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for our stockholders and react to changing market conditions. In determining the ratio following the receipt of stockholder approval, our Board of Directors may consider, among other factors, the following:

●	the historical trading price and trading volume of our Common Stock;
●	the number of outstanding shares of our Common Stock;
●	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of a reverse stock split on the trading market for our Common Stock;
●	the continued listing requirements of the NYSE;
●	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and
●	prevailing general market and economic conditions.
If the Reverse Stock Split Proposal is approved by our stockholders and our Board of Directors determines to implement a reverse stock split, we will file an amendment to our Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware. This description of the Amendment is qualified in its entirety by reference to the complete text of the form of the Amendment, which is attached as Annex A to this Proxy Statement and incorporated into this Proposal No. Three by reference. The proposed Amendment is subject to completion with respect to the revision for such changes as may be required by the Delaware General Corporation Law and any other changes consistent with the Reverse Stock Split Proposal that we may deem necessary or appropriate to the extent such changes are permitted by applicable law. If the Reverse Stock Split Proposal is approved by our stockholders and our Board of Directors determines to implement a reverse stock split, we will make a public announcement regarding the determination of the reverse stock split ratio before we file the proposed Amendment. Our Board of Directors reserves the right, notwithstanding stockholder approval of this Proposal No. Three and without further action by our stockholders, to abandon the reverse stock split and to decide not to proceed with the Amendment at any time before it becomes effective. To be effective, the proposed Amendment must be filed prior to the one-year anniversary of the date on which the Reverse Stock Split Proposal is approved by our stockholders.
If this Proposal No. Three is approved by our stockholders, all other sections of our Certificate of Incorporation would be maintained in their current form, except pursuant to Proposal No. Four, if approved. If this Proposal No. Three is not approved by our stockholders at the Annual Meeting, the current Certificate of Incorporation would remain in effect in its entirety, except pursuant to Proposal No. Four, if approved. Our Board of Directors reserves the right, if both this Proposal No. Three and Proposal No. Four are approved by our stockholders, to combine the amendments pursuant to such Proposals into one Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.
If the Reverse Stock Split Proposal is approved by our stockholders and a reverse stock split is implemented by our Board of Directors, no fewer than 10 and no more than 50 shares of issued and outstanding Common Stock, as determined by our Board of Directors, will be combined into one share of Common Stock. Holders who otherwise would be entitled to a fractional share (after aggregating all fractional shares) will receive a cash payment in lieu of any such fractional share.
If this reverse stock split proposal is approved by our stockholders, the reverse stock split will be effected, if at all, only upon a determination by our Board of Directors that the reverse stock split is in the best interests of our Company and our stockholders at that time. No further action on the part of our stockholders will be required to either effect or abandon the reverse stock split. If our Board of Directors does not implement the reverse stock split prior to the one-year anniversary of the date on which the Reverse Stock Split Proposal is approved by our stockholders, the authority granted in this proposal to implement the reverse stock split will terminate and the Amendment will be abandoned.
Background and Reasons for a Reverse Stock Split
We are seeking, and our Board of Directors has recommended, stockholder approval for the Reverse Stock Split Proposal primarily to provide our Board of Directors with authority to effect a reverse stock split to maintain our listing on the NYSE. However, we cannot provide assurance that a reverse stock split would achieve its intended or desired benefits, and we strongly encourage you to review the discussion below under “Risks and Potential Disadvantages Associated with a Reverse Stock Split.”
NYSE Continued Listing Requirements
On September 13, 2023, we received notice from the NYSE that as of September 12, 2023, we were not in compliance with the continued listing standard set forth in Section 802.01C of the NYSE’s Listed Company Manual because the average closing price of our Common Stock was less than $1.00 over a consecutive 30 trading-day period. On September 26, 2023, we notified the NYSE of our intent to cure the stock price deficiency to regain compliance with the NYSE continued listing standard. Under applicable NYSE rules, if we determine that in order to cure the minimum price condition it is necessary to take an action that requires stockholder approval, we may obtain stockholder approval by no later than our next annual meeting and implement the action promptly thereafter. The minimum price condition will be deemed cured if the price promptly exceeds $1.00 per share, and the price remains above the level for at least the following 30 trading days.
Our Board of Directors has approved the inclusion of the Reverse Stock Split Proposal in order to cure our noncompliance with the minimum price condition. There can be no assurance that the Reverse Stock Split Proposal will be approved by our stockholders, or that our Board of Directors will not exercise its rights to abandon the reverse stock split, even if so approved. Further, even if the Reverse Stock Split Proposal is approved by our stockholders and the reverse stock split is implemented, there can be no assurance that the trading price of our Common Stock will trade at prices that allow us to regain compliance with the NYSE minimum price condition. Our Common Stock will continue to be listed and trade on the NYSE during this period, subject to our compliance with the NYSE’s other continued listing requirements.
In addition, any delisting may cause our Common Stock to be subject to “penny stock” regulations promulgated by the SEC. Under such regulations, broker-dealers are required to, among other things, comply with disclosure and special suitability determinations prior to the sale of shares of our Common Stock. If our Common Stock becomes subject to these regulations, the market price of our Common Stock and the liquidity thereof would be materially and adversely affected. Absent other factors, we believe that reducing the number of outstanding shares of our Common Stock is a potentially effective means to increase the per share market price of our Common Stock.
If our shares of Common Stock are delisted from the NYSE, we believe that our shares of Common Stock would likely be eligible to be quoted over-the-counter on an inter-dealer electronic quotation and trading system operated by OTC Markets Group. These markets are generally considered not to be as efficient, and not as broad, as the NYSE. Selling our shares of Common Stock on these markets could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event our shares of Common Stock are delisted, broker-dealers would have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our Common Stock, further limiting the liquidity of our Common Stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our Common Stock.
A delisting from the NYSE and continued or further declines in our share price could also greatly impair our ability to raise or access additional necessary capital through equity or debt financing, or use our shares for business development or other corporate initiatives, and could significantly increase dilution to stockholders caused by our issuing equity in financing or other transactions.
Our Board of Directors believes that the proposed reverse stock split would be a potentially effective means for us to proactively avoid a lack of compliance with the NYSE’s minimum share price requirement and to avoid the consequences of our Common Stock being delisted from the NYSE by producing the immediate effect of increasing the price of our Common Stock.
General Investment Considerations
We believe that a reverse stock split could make our Common Stock more attractive to a broader range of institutional and other investors, as the current market price of our Common Stock may affect its acceptability to certain institutional investors and other members of the investing public. In particular, many brokerage houses, institutional investors and investment funds have internal policies and practices that may prohibit them from investing in low-priced stocks or discourage individual brokers from recommending low-priced stocks to their customers. Moreover, because brokers’ commissions on low-priced stocks generally represent a relatively high percentage of the stock price, transaction costs would represent a higher percentage of total share value, which could result in decreased trading volume and increased volatility in the trading price of our Common Stock. We believe that a reverse stock split could make our Common Stock a more attractive and cost-effective investment for many investors, which could enhance the liquidity of our Common Stock.
Risks and Potential Disadvantages Associated with a Reverse Stock Split
Our Board of Directors believes that a reverse stock split is a potentially effective means to increase the per share market price of our Common Stock. However, there are a number of risks and potential disadvantages associated with a reverse stock split, including the following:

●
Our Board of Directors cannot predict the effect of a reverse stock split upon the market price for shares of our Common Stock, and the success of similar reverse stock splits for companies in like circumstances has varied. Some investors may have a negative view of a reverse stock split. The market price of our Common Stock has declined substantially over the last several months, and the equity markets have experienced and continue to experience substantial volatility due to, among other factors, volatility in the financial sector, rising interest rates, inflation and international conflicts. The principal purpose of a reverse stock split would be to increase the trading price of our Common Stock. However, the effect of a reverse stock split on the market price of our Common Stock cannot be predicted with any certainty, and we cannot assure you that a reverse stock split will accomplish this objective for any meaningful period of time, or at all. Even if a reverse stock split has a positive effect on the market price for shares of our Common Stock, performance of our business and financial results, general economic conditions and the market perception of our business, and other adverse factors which may not be in our control could lead to a decrease in the price of our Common Stock following a reverse stock split.

●
Although our Board of Directors believes that a higher stock price may help generate the interest of new investors, the reverse stock split may not result in a market price per share of our Common Stock that will successfully attract certain types of investors and such resulting share price may not satisfy the investing guidelines of brokerage houses, institutional investors or investment funds. Further, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the interest of new investors in the shares of our Common Stock. As a result, the trading liquidity of the shares of our Common Stock may not improve as a result of a reverse stock split and there can be no assurance that a reverse stock split, if completed, will result in the intended benefits described above.

●
Even if a reverse stock split does result in an increased market price per share of our Common Stock, the market price per share following a reverse stock split may not increase in proportion to the reduction of the number of shares of our Common Stock outstanding before the implementation of a reverse stock split. Accordingly, even with an increased market price per share, the total market capitalization of shares of our Common Stock after a reverse stock split could be lower than the total market capitalization before a reverse stock split. Also, even if there is an initial increase in the market price per share of our Common Stock after a reverse stock split, the market price may not remain at that level due to factors described in this Reverse Stock Split Proposal or other factors, including the risks described in our Annual Report on Form 10-K for the year ended December 31, 2023, as amended, and updated reports we subsequently file with the SEC.

●
If a reverse stock split is implemented and the market price per share of our Common Stock then declines, the percentage decline may be greater than would occur in the absence of a reverse stock split due to decreased liquidity in the market for our Common Stock. If the market price per share of our Common Stock declines after a reverse stock split, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Accordingly, the total market capitalization of our Common Stock following a reverse stock split could be lower than the total market capitalization before a reverse stock split.

Procedures
A reverse stock split would become effective upon the filing of the Amendment with the Secretary of State of the State of Delaware (or such future time (within 90 days) as stated in such filing. The exact timing of the filing of the Amendment, if it is filed, would be determined by our Board of Directors based on its evaluation as to when such action would be in our and our stockholders’ best interests. In addition, our Board of Directors reserves the right, notwithstanding stockholder approval of the Reverse Stock Split Proposal and without further action by our stockholders, to elect not to proceed with a reverse stock split if, at any time prior to filing the Amendment, our Board of Directors determines in its sole discretion that it is not in our and our stockholders’ best interests to proceed with a reverse stock split. Following are descriptions of how a reverse stock split would be implemented for beneficial holders and registered book entry holders. We currently do not have certificated holders.
Beneficial Holders. Upon the implementation of a reverse stock split, we intend to treat shares held by stockholders through a broker, bank or other agent in the same manner as registered stockholders whose shares are registered in their names. Brokers, banks and other agents would be instructed to effect a reverse stock split for their beneficial holders holding our Common Stock in street name. However, these brokers, banks and other agents may have different procedures than registered stockholders for processing a reverse stock split. Stockholders who hold shares of our Common Stock with a broker, bank or other agent and who have any questions in this regard are strongly encouraged to contact their brokers, banks or other agents for more information.
Registered “Book Entry” Holders. Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with Continental Stock Transfer & Trust Company (“Continental”), our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a reverse stock split is implemented, stockholders who hold shares electronically in book-entry form with Continental would not need to take action to receive whole shares of post-reverse split Common Stock as the exchange will be automatic.
Principal Effects of Reverse Stock Split
Outstanding Shares of Common Stock
Depending on the ratio for a reverse stock split determined by our Board of Directors, a minimum of 1-for-10 and a maximum of 1-for-50 shares of issued and outstanding Common Stock would be combined into one new share of Common Stock. The actual number of shares issued after giving effect to a reverse stock split, if implemented, would depend on the reverse stock split ratio that is ultimately selected by our Board of Directors. A reverse stock split would affect all holders of our Common Stock uniformly and would not affect any stockholder’s percentage ownership interest in our Company, except that, as described below in the section titled “Fractional Shares,” stockholders otherwise entitled to a fractional share, as a result of a reverse stock split (and after aggregating all fractional shares), would instead receive an amount in cash based on the market value of the Common Stock on the reverse stock split effective date. In addition, a reverse stock split would not affect any stockholder’s proportionate voting power, except for adjustments that may result from the treatment of fractional shares as described below. A reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.
As of the effective time of the reverse stock split, our Company will adjust and proportionately increase the exercise price of, all options and warrants and other rights to acquire shares of Common Stock. Currently no shares of preferred stock are outstanding.

The following table sets forth the number of shares of our Common Stock (a) authorized, (b) issued and outstanding, and (c) reserved for issuance pursuant to outstanding options and restricted stock unit awards, before and after giving effect to reverse stock split ratios of 1-for-10 and 1-for-50, based on share information as of June 11, 2024, without giving effect to the treatment of fractional shares.

	Prior to Reverse Stock Split	1-for-10	1-for-50
Common Stock Authorized	440,000,000	440,000,000	440,000,000
Common Stock Issued and Outstanding	[●]	[●]	[●]
Common Stock Reserved for Issuance Pursuant to Outstanding Options and Restricted Stock Unit Awards	[●]	[●]	[●]
Fractional Shares
To avoid the existence of fractional shares of Common Stock after the reverse stock split, fractional shares that would be created as a result of the reverse stock split will be rounded down to the next whole share and the stockholder will receive cash equal to the market value of the factional share, determined by multiplying such fraction by the closing sales price of the Common Stock as reported on the NYSE on the reverse stock split effective date. The ownership of a fractional interest will not give the holder any voting, dividend or other right except to receive the cash payment therefor.
If a stockholder is entitled to a cash payment in lieu of any fractional share interest, a check will be mailed to the stockholder's registered address as soon as practicable after the reverse stock split effective date. By signing and cashing the check, stockholders will warrant that they owned the shares of Common Stock for which they received such cash payment.
Effects on Equity Compensation Plans and Awards and Warrants
If a reverse stock split is implemented, proportionate adjustments would generally be made in accordance with applicable tax laws with regard to:

●	the per share exercise price of, and the number of shares issuable upon exercise of, outstanding stock options issued under our equity compensation plans;
●	the number of shares deliverable upon vesting and settlement of outstanding RSUs;
●	the number of shares reserved for issuance under our 2012 Stock Incentive Plan, 2021 Omnibus Incentive Plan and our 2022 Employee Stock Purchase Plan; and
●	the strike price and the number of shares issuable upon exercise of warrants entitling the holders to receive shares of our Common Stock.
In the case of options or other rights to acquire shares of our Common Stock, these adjustments would result in approximately the same aggregate price required under such options or other rights upon exercise, conversion or settlement, and approximately the same value of shares of Common Stock being delivered upon such exercise, conversion or settlement, immediately following a reverse stock split as was the case immediately preceding such reverse stock split.
In the case of our outstanding warrants, the number of shares issuable under the warrants will be proportionately decreased and the exercise price of each warrant proportionately increased.
The number of shares of Common Stock issuable upon exercise or vesting of outstanding equity awards, options and warrants and the per share exercise or purchase price related thereto, if any, would be equitably adjusted in accordance with the terms of our applicable equity incentive plans, or such stock option grants or warrants, as the case may be, which may include rounding the number of shares of Common Stock issuable down to the nearest whole share or the payment of cash for fractional shares.
Exchange Act Registration; NYSE Listing; CUSIP
Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to periodic reporting and other requirements of the Exchange Act. The implementation of a reverse stock split would not affect the registration of our Common Stock under the Exchange Act or our reporting or other requirements under the Exchange Act.
Our Common Stock is currently listed on the NYSE under the trading symbol “BHIL.” If our Common Stock remains listed on the NYSE up to the time of a reverse stock split, then immediately following the reverse stock split our Common Stock would continue to be listed on the NYSE under the BHIL symbol.
Following a reverse stock split, our Common Stock would have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities.
Accounting Matters
The implementation of a reverse stock split would not affect the per share par value of our Common Stock or preferred stock, which will remain $0.0001 for both our Common Stock and our preferred stock. No shares of our preferred stock are issued or outstanding, and as such there is no capital attributable to our preferred stock on our consolidated balance sheets. At the effective time, the stated capital on the Company’s consolidated balance sheets attributable specifically to our Common Stock would be reduced proportionally depending on the reverse stock split ratio selected by our Board of Directors, and the additional paid-in capital account would be increased by an equal and offsetting amount. In addition, cash paid to stockholders in lieu of fractional shares would be recorded as a reduction to the additional paid-in capital account. Also, if a reverse stock split is implemented, reported per share net income or loss would be higher because there will be fewer shares of our Common Stock outstanding. The effects of a reverse stock split would be reflected retroactively for all periods presented for financial statements not yet issued. We do not anticipate that any other material accounting consequences.
Certain Material U.S. Federal Income Tax Consequences of a Reverse Stock Split
The following describes certain material U.S. federal income tax considerations of a reverse stock split expected to apply generally to U.S. Holders (as defined below) of our Common Stock. This description is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Regulations under the Code and current administrative rulings and court decisions, all of which are subject to change or different interpretation. Any change, which may or may not be retroactive, could alter the tax consequences to us or our stockholders as described in this section. We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”), regarding the U.S. federal income tax consequences of any reverse stock split, and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.
No attempt has been made to comment on all U.S. federal income tax consequences of a reverse stock split that may be relevant to particular U.S. Holders, including holders: (i) that are subject to special tax rules such as dealers, brokers and traders in securities, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, banks or other financial institutions or tax-exempt entities; (ii) that hold their shares as a hedge or as part of a hedging, straddle, “conversion transaction,” “synthetic security,” integrated investment or any risk reduction strategy; (iii) that are partnerships

(including entities or arrangements treated as partnerships), S corporations, or other pass-through entities or investors in such pass-through entities; or (iv) that do not hold their shares as capital assets for U.S. federal income tax purposes (generally, property held for investment within the meaning of Section 1221 of the Code).
In addition, this summary of certain U.S. federal income tax consequences does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than U.S. federal income taxation (such as U.S. federal estate and gift tax consequences). If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the tax consequences to them of a reverse stock split.
The discussion assumes that for U.S. federal income tax purposes, a reverse stock split will not be integrated, or otherwise treated as part of a unified transaction, with any other transaction. Furthermore, the following discussion does not address the tax consequences of transactions effectuated before, after or at the same time as a reverse stock split, whether or not they are in connection with a reverse stock split.
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our Common Stock that is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any subdivision thereof; (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (iv) a trust (other than a grantor trust) if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of Section 7730(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (B) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.
HOLDERS OF OUR COMMON STOCK ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF A REVERSE STOCK SPLIT IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES OF A REVERSE STOCK SPLIT UNDER OTHER FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.
Based on the assumptions above, a reverse stock split will be treated as a tax-free recapitalization for U.S. federal income tax purposes. Accordingly, if a reverse stock split is adopted:

●
A U.S. Holder that receives a reduced number of shares of our Common Stock pursuant to such reverse stock split will not recognize any gain or loss, except with respect to the amount of cash (if any) received in respect of a fractional share.

●
A U.S. Holder’s aggregate tax basis in such holder’s shares of Common Stock received in such reverse stock split will equal the aggregate tax basis of such stockholder’s shares of Common Stock, held immediately before such reverse stock split and exchanged therefor, but not including the aggregate tax basis of shares surrendered in exchange for cash received in respect of a fractional share of Common Stock (if any).

●
A U.S. Holder’s holding period of shares of our Common Stock received in such reverse stock split will include the holding period of the pre-reverse stock split shares of Common Stock exchanged therefor.

●	A U.S. Holder that receives cash in lieu of a fractional share Common Stock generally will recognize gain or loss equal to the difference (if any) between the amount of cash received and the U.S. Holder’s tax basis in the shares of Common Stock, respectively, surrendered therefor. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the shares of our Common Stock surrendered in the reverse stock split exceeds one year at the effective time of the reverse stock split. Long-term capital gains of non-corporate U.S. Holders are generally subject to preferential tax rates. There are limitations on the deductibility of capital losses under the Code.
●	For purposes of determining the tax basis and holding period of shares of our Common Stock received in a reverse stock split, U.S. Holders that acquired different blocks of shares of our Common Stock at different times for different prices must calculate their basis and holding periods separately for each identifiable block of such stock exchanged in the reverse stock split.
●	Certain of our stockholders may be required to attach a statement to their tax returns for the year in which a reverse stock split is consummated that contains the information listed in applicable Treasury Regulations. All of our stockholders are advised to consult their own tax advisors with respect to the applicable reporting requirements.
●	A U.S. Holder may be subject to information reporting with respect to any cash received in lieu of a fractional share of common stock in a reverse stock split. U.S. Holders that are subject to information reporting and do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed IRS Form W-9) may also be subject to backup withholding at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
APPROVAL OF PROPOSAL NO. THREE.
PROPOSAL NO. FOUR: THE OFFICER EXCULPATION PROPOSAL
Overview
The state of Delaware, which is our state of incorporation, has adopted amendments to Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) to authorize Delaware corporations to eliminate or limit the personal liability of certain of their senior corporate officers to a corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer in a manner similar to that already permitted for directors of such corporations.
Our Certificate of Incorporation currently provides for the exculpation of directors to the fullest extent permitted by the DGCL, but does not include a provision that allows for the exculpation of officers. As amended, Section 102(b)(7) of the DGCL provides that certain officers may be entitled to exculpation; namely: (i) a person who is or was the Company’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) an individual who is or was identified in our public filings with the SEC as one of our most highly compensated executive officers; and (iii) an individual who, by written agreement with the Company, has consented to be identified as an officer for purposes of accepting service of process.
Our Board of Directors, after careful consideration, has determined that it is advisable and in the best interests of our Company and our stockholders to amend our Certificate of Incorporation, as set forth in Annex B, to limit the liability of these officers of our Company to the fullest extent permitted by amended Section 102(b)(7) of the DGCL, as it may be in effect from time to time.
In making this recommendation, our Board of Directors took into account multiple factors, including the narrow class and type of claims from which such officers can be exculpated from liability under Section 102(b)(7) of the DGCL and the benefits our Board of Directors believes would accrue to our Company by providing such limited exculpation, including, without limitation, the ability to attract and retain experienced officers and the potential to reduce litigation costs associated with frivolous lawsuits. In the absence of such protection, qualified officers might be deterred from serving as officers of our Company due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit.
If approved, the Officer Exculpation Proposal proposed under this Proposal No. Four would only allow for the exculpation of applicable officers in connection with certain claims brought by stockholders to the extent permitted under the DGCL, but importantly would not eliminate officers’ personal liability for breach of fiduciary duty claims brought by our Company itself or for derivative claims brought by stockholders in the name of our Company. This means that our Board of Directors will retain the right to bring appropriate actions against officers and that stockholder derivative claims against officers for breach of the duty of care may continue to be brought if demand requirements are met. Furthermore, like the provisions limiting the liability of directors, the limitation on liability of officers would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Like the existing exculpation provision relating to directors, the proposed amendment provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of officers, then the liability of an officer of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
The foregoing description of the amendment to our Certificate of Incorporation to provide for officer exculpation as permitted by the DGCL is qualified in its entirety by reference to the complete text of the form of the amendment, which is attached as Annex B to this Proxy Statement and incorporated into this Proposal No. Four by reference.
Proposed Changes and Impact of the Proposal
If this Proposal No. Four is approved by our stockholders, all other sections of our Certificate of Incorporation would be maintained in their current form, except pursuant to Proposal No. Three, if approved. The amendment would become effective upon the filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, which we intend to do promptly after the Annual Meeting if this Proposal No. Four is approved by our stockholders. In the event that this Proposal No. Four is not approved by our stockholders at the Annual Meeting, the current Certificate of Incorporation would remain in effect in its entirety, except pursuant to Proposal No. Three, if approved. Our Board of Directors reserves the right, notwithstanding stockholder approval of the Officer Exculpation Proposal and without further action by our stockholders, to elect not to proceed with the amendment at any time before it becomes effective. Our Board of Directors reserves the right, if both this Proposal No. Four and Proposal No. Three are approved by our stockholders, to combine the amendments pursuant to such Proposals into one Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
APPROVAL OF PROPOSAL NO. FOUR.
PROPOSAL NO. FIVE: THE ADJOURNMENT PROPOSAL
We are asking you to approve a proposal to adjourn the Annual Meeting to a later date or dates if necessary or appropriate, including without limitation to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Officer Exculpation Proposal, the Reverse Stock Split Proposal or the other proposals to be presented to the stockholders for their consideration at the Annual Meeting, in the absence of a quorum, or otherwise at the discretion of the chairperson of the Annual Meeting. If our stockholders approve the Adjournment Proposal, we could adjourn the Annual Meeting and any adjourned session of the Annual Meeting and use the additional time to solicit additional proxies, including soliciting proxies from our stockholders that have previously returned properly executed proxies voting against approval of the Officer Exculpation Proposal or the Reverse Stock Split Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of the Officer Exculpation Proposal or the Reverse Stock Split Proposal such that either of those Proposals would be defeated, we could adjourn the Annual Meeting without a vote on such proposals, or other proposals, and seek to convince the holders of those shares to change their votes to votes in favor of such proposals. Additionally, we may seek to adjourn the Annual Meeting if a quorum is not present or otherwise at the discretion of the chairperson of the Annual Meeting.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
APPROVAL OF PROPOSAL NO. FIVE.
ADDITIONAL INFORMATION
We will mail, without charge, upon written request, a copy of our Annual Report to Security Holders including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Benson Hill, Inc.
1001 North Warson Road, Suite 300
St. Louis, Missouri 63132
Attn: Investor Relations
Our Annual Report to Security Holders and our Annual Report on Form 10-K (as amended) for the fiscal year ended December 31, 2023 are also available, or will be made available, at https://investors.bensonhill.com under “SEC Filings” in the “Financials” section of our website.
OTHER MATTERS
Our Board of Directors does not presently intend to bring any other business before our Annual Meeting and, so far as is known to our Board of Directors, no matters are to be brought before our Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before our Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

ANNEX A
CERTIFICATE OF AMENDMENT TO THE
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF BENSON HILL, INC.
Pursuant to Section 242
of the General Corporation Law of the State of Delaware
Benson Hill, Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:
FIRST: This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s Second Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on September 29, 2021 (the “Charter”).
SECOND: The Board of Directors of the Corporation has duly adopted resolutions approving and declaring the following amendment to the Charter to be advisable and in the best interests of the Corporation and its stockholders.
THIRD: Section 1 of Article IV of the Charter is hereby amended to read in its entirety as follows:

“Section 1. Authorized Shares. This Corporation is authorized to issue 400,000,000 shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and (ii) 1,000,000 shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”).

Upon the filing and effectiveness (the “Effective Time”), pursuant to the DGCL, of this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation, every 1-for-10 to 1-for-50 shares of Common Stock, with the exact number to be determined by the Board of Directors and publicly announced by the Corporation prior to the Effective Time, issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holder thereof, be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, subject to the treatment of fractional share interests as described below.

No fractional shares shall be issued at the Effective Time. In lieu thereof, stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests in an amount equal to the product obtained by multiplying (a) the closing price per share of the Common Stock as reported on the New York Stock Exchange as of the date of the Effective Time, by (b) the fraction of one share owned by the stockholder.”

FOURTH: [1This Certificate of Amendment shall become effective as [●], 2024 at [●] [a.m./p.m.].
FIFTH:] This Certificate of Amendment has been duly adopted by the Board of Directors of the Corporation and approved by the Corporation’s stockholders in accordance with Section 242 of the DGCL.
1 To be included only if the amendment will not be effective immediately upon fling with the Delaware Secretary of State.
A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the Certificate of Incorporation as of [●] day of [●], 2024.

BENSON HILL, INC.

By:
Name:
Title:

A-2

ANNEX B
CERTIFICATE OF AMENDMENT TO THE
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF BENSON HILL, INC.
Pursuant to Section 242
of the General Corporation Law of the State of Delaware
Benson Hill, Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:
FIRST: This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s Second Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on September 29, 2021 (the “Charter”).
SECOND: The Board of Directors of the Corporation has duly adopted resolutions approving and declaring the following amendment to the Charter to be advisable and in the best interests of the Corporation and its stockholders.
THIRD: Article XIII of the Charter is hereby added in its entirety as follows:
ARTICLE XIII
LIMITATION OF OFFICER LIABILITY
To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, no officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer. For purposes of this Article XIII, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL, as the same exists or may hereafter be amended. If the DGCL is hereafter amended after approval of this Article XIII by the stockholders of the Corporation to authorize corporate action further eliminating or limiting the personal liability of officers, then the liability of an officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment, modification or repeal of this Article XIII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article XIII, shall adversely affect any right or protection of an officer of the Corporation with respect to any acts or omissions of such officer occurring prior to the time of such amendment, modification, repeal or adoption.
FOURTH: [2This Certificate of Amendment shall become effective as [●], 2024 at [●] [a.m./p.m.].
FIFTH:] This Certificate of Amendment has been duly adopted by the Board of Directors of the Corporation and approved by the Corporation’s stockholders in accordance with Section 242 of the DGCL.

2 To be included only if the amendment will not be effective immediately upon filing with the Delaware Secretary of State.
B-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the Certificate of Incorporation as of [●] day of [●], 2024.

BENSON HILL, INC.

By:
Name:
Title:

B-2